UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Monster Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

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April 27, 2015
Dear Stockholder:
You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, June 9, 2015 at 10:00 a.m., Eastern Time. We are pleased that this year’s meeting will be a completely virtual meeting, conducted via live webcast. You will be able to attend the meeting and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MWW2015. You will also be able to vote your shares electronically at the meeting, other than shares held through our 401(k) Plan which must be voted prior to the meeting. This virtual meeting format will provide improved communication and cost savings for our stockholders and the Company.
At the Annual Meeting, you will be asked to:
1. elect six directors from among the nominees described in the enclosed Proxy Statement;
2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3. authorize the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019;
4. hold an advisory vote to approve the compensation of our named executive officers; and
5. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card.
Thank you for your cooperation.
Very truly yours,

ADMIRAL EDMUND P. GIAMBASTIANI, JR. (U.S. Navy, Retired) Chairman of the Board of Directors	TIMOTHY T. YATES President and Chief Executive Officer

MONSTER WORLDWIDE, INC.
133 BOSTON POST ROAD, BUILDING 15
WESTON, MASSACHUSETTS 02493
(978) 461-8000

__________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________________

The 2015 Annual Meeting of Stockholders of Monster Worldwide, Inc. will be held on Tuesday, June 9, 2015 at 10:00 a.m., Eastern Time. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/MWW2015. At the Annual Meeting, the stockholders will be asked to:
1. elect six directors from among the nominees described in this Proxy Statement;
2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3. authorize the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019;
4. hold an advisory vote to approve the compensation of our named executive officers; and
5. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
All stockholders of record at the close of business on April 10, 2015 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. Instructions for attending the Annual Meeting are included on page 1 of this Proxy Statement.
Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card. Voting now will not limit your right to change your vote or to participate in the live webcast of the Annual Meeting.

MICHAEL C. MILLER
Executive Vice President, General Counsel and Secretary

ABOUT THE MEETING AND THE PROXY MATERIALS	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	4
EXECUTIVE COMPENSATION	10
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	33
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
PROPOSAL NO. 3 — AUTHORIZATION OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK IN SETTLEMENT OF CONVERSION OF THE COMPANY'S 3.50% CONVERTIBLE SENIOR NOTES DUE 2019	36
PROPOSAL NO. 4 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	38
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41
AUDIT MATTERS	41
REPORT OF THE AUDIT COMMITTEE	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43
ANTI-HEDGING AND ANTI-PLEDGING POLICY	43
OTHER BUSINESS	43
STOCKHOLDER PROPOSALS	43
COMMUNICATIONS TO THE BOARD OF DIRECTORS	44

PROXY STATEMENT

This Proxy Statement contains information relating to the 2015 Annual Meeting of Stockholders of Monster Worldwide, Inc. (referred to in this Proxy Statement as “we,” “our,” “us,” “Monster” or the “Company”) to be held on Tuesday, June 9, 2015, beginning at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/MWW2015.
We are mailing a printed copy of this Proxy Statement, a proxy card and the 2014 Annual Report of the Company to certain stockholders and a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to other stockholders beginning on or around April 27, 2015. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting materials.

ABOUT THE MEETING AND THE PROXY MATERIALS
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, consisting of: (1) the election of directors from among the nominees described in this Proxy Statement; (2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; (3) the authorization of the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019; and (4) an advisory vote to approve named executive officer compensation. In addition, management will respond to questions from stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.
Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers and employees of the Company may communicate with stockholders, banks, brokers and others by telephone, in writing or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the distribution of proxy materials and the solicitation of proxies. We will pay Innisfree a fee of $12,500 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 10, 2015, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting, or any postponements or adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponements or adjournments thereof.
What are the voting rights of the holders of common stock?
On April 10, 2015, there were 91,190,748 shares of common stock outstanding. Each outstanding share of common stock will be entitled to one vote on each matter acted upon.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.
What do I need to do to participate in the Annual Meeting?
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website:
www.virtualshareholdermeeting.com/MWW2015
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials.

How do I vote?
If you are a registered stockholder, you can vote your shares in two ways: either by proxy or by participating in the live webcast of the Annual Meeting. If you choose to vote by proxy, you may do so by Internet or telephone or, if you received a printed copy of your proxy materials, by mail. Each of these procedures is more fully explained below. Even if you plan to participate in the Annual Meeting, the Board of Directors recommends that you vote by proxy. If you hold your shares through a broker or other nominee or if you hold your shares through the Monster Worldwide, Inc. 401(k) Savings Plan (the “401(k) Plan”), please refer to the voting procedures described below.
Voting at the Annual Meeting
If you are a registered stockholder or if you hold your shares through a broker or other nominee, you may vote your shares electronically during the Annual Meeting. However, shares held through the 401(k) Plan cannot be voted electronically during the Annual Meeting. If you hold shares through the 401(k) Plan, see “Voting for 401(k) Plan Participants” below.
Even if you plan to participate in the Annual Meeting online, the Board of Directors recommends that you vote by proxy as described below. Voting by proxy, whether by Internet, telephone or mail, will not limit your right to vote during the Annual Meeting if you decide to participate online. However, if you vote by proxy and also participate in the Annual Meeting, there is no need to vote again online during the Annual Meeting unless you wish to change your vote.
Registered Stockholders — Vote by Proxy by Internet
You can vote your shares by Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday, June 8, 2015. You will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.
Registered Stockholders — Vote by Proxy by Telephone
You can also vote your shares by telephone by calling the toll-free number listed on the proxy card and provided on the voting website, which is www.proxyvote.com. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday, June 8, 2015. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.
Registered Stockholders — Vote by Proxy by Mail
If you received a printed copy of your proxy materials, you can vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m., Eastern Time, on Monday, June 8, 2015. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.
Voting for Stockholders that Hold Shares Through a Broker or Nominee
If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability to provide voting instructions by Internet, telephone and mail.
Voting for 401(k) Plan Participants
Shares held through the 401(k) Plan cannot be voted electronically during the Annual Meeting, although holders of shares through the 401(k) Plan will still be able to view the Annual Meeting webcast and ask questions during the meeting.
Each participant in the 401(k) Plan is entitled to direct the trustee of the 401(k) Plan to vote the shares of our common stock attributable to the participant’s account in the 401(k) Plan. The trustee of our 401(k) Plan is Charles Schwab. Participants in the 401(k) Plan received instructions with their proxy materials explaining how the participants can vote the shares of our common stock attributable to their accounts in the 401(k) Plan. Please read the instructions carefully, as the deadline for voting shares held in the 401(k) Plan is Thursday, June 4, 2015. Votes are tabulated by Broadridge Financial Solutions, Inc., an independent third party. Each participant’s votes are confidential and will not be divulged by the trustee or Broadridge Financial Solutions, Inc. to any person, including officers and employees of the Company. The trustee will vote the shares held by the 401(k) Plan on the basis of the final tabulation results. As a general rule, shares of our common stock held in the 401(k) Plan for which no instructions are received will be voted by the trustee in the same proportion as the shares of our common stock for which voting instructions have been received, subject to compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, one of the federal laws applicable to the 401(k) Plan.

Can I change my vote?
If you are a registered stockholder, you can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by Internet or telephone; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote electronically by participating in the Annual Meeting webcast.
What are the Board of Directors’ recommendations?
The Board of Directors recommends you vote your shares:

•	FOR the election of each nominee described in this Proxy Statement to serve for the ensuing year;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR the authorization of the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019; and

•
FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure.

What vote is required to approve each item?
Proposal No. 1 — Election of Directors.  Since there are six nominees for six director positions to be filled at the Annual Meeting, each of the six nominees for director who receives at least a majority of the votes cast at the meeting, either in person or by proxy, and entitled to vote for such nominee will be elected. There is no box to abstain from voting on any director. Any nominee in this election who does not receive a majority of the votes cast will promptly offer to tender his resignation to the Chairman of the Board of Directors following certification of the stockholder vote. A committee of independent directors shall consider the offer to resign and recommend to the Board of Directors what action such committee believes should be taken in response to the offered resignation. The Board of Directors shall act on such committee’s recommendation within 90 days following certification of the stockholder vote. The Board of Directors shall then promptly disclose its decision whether to accept the director’s resignation offer, including an explanation of how the decision was reached and, if applicable, the reasons for rejecting the resignation offer, in a Form 8-K to be filed or furnished with the Securities and Exchange Commission (the “SEC”). Any director who offers his resignation shall not participate in the committee’s recommendation or the Board of Directors’ action regarding whether to accept the resignation offer. However, if the only directors who were duly elected by the stockholders in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.
Proposal No. 3 — Authorization of the Issuance of Additional Shares of Common Stock in Settlement of Conversion of the Company’s 3.50% Convertible Senior Notes Due 2019.  The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to authorize the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.
Proposal No. 4 — Advisory Vote to Approve Named Executive Officer Compensation.  The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the compensation of our named executive officers. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. While this vote is required by law, it will not be binding on the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future named executive officer compensation decisions.
How are shares held in street name counted?
Under the current rules of the New York Stock Exchange (the “NYSE”), banks, brokers or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” With respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against such proposals. In other words, broker non-votes are not considered “votes cast.”
Proposal Nos. 1, 3 and 4 — the election of directors, the authorization of the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019 and the advisory vote to approve the compensation of our named executive officers — are considered “non-routine” matters under applicable NYSE rules. Therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes are not counted as shares present and entitled to be voted with respect to the matters on which the broker has not expressly voted. Thus, broker non-votes will have no impact on the outcome of these matters. On the other hand, Proposal No. 2 — the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm — is considered a “routine” matter under the current rules of the NYSE. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

What happens if additional matters are presented at the Annual Meeting?
Because we have not received a notice of other matters to be introduced at the meeting as required by our by-laws, we do not believe that any matters will be acted upon at the meeting other than those described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the named proxies to vote on such matters in accordance with their best judgment.
What if I am a registered stockholder and I provide a proxy but do not provide specific voting instructions?
Proxies of registered stockholders that do not contain voting instructions for one or more items will be voted with respect to those items as follows: (1) FOR the election of all director nominees described in this Proxy Statement; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm; (3) FOR the authorization of the issuance of additional shares of common stock in settlement of conversion of the Company’s 3.50% convertible senior notes due 2019; (4) FOR the approval of the compensation of the Company’s named executive officers; and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Who will count the votes?
We have hired a third party, Broadridge Financial Solutions, Inc., to be the inspector of elections and tabulate the votes cast at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish the results on Form 8-K within four business days after the end of the Annual Meeting.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Our Board of Directors is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Reflecting its commitment to continuous improvement, the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stockholder value.
How are nominees for election to our Board of Directors selected?
The Corporate Governance and Nominating Committee recommends to the Board of Directors individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to the Board of Directors. In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. In accordance with its charter and with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee endeavors to ensure that two-thirds of the Company’s Board of Directors consists of independent directors as defined in both the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) and in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee’s charter and our Corporate Governance Guidelines are available through the “Corporate Governance” section of our company website. Our company website is located at www.monster.com/about and the “Corporate Governance” section is located at www.monster.com/about/corporate-governance.

The Corporate Governance and Nominating Committee will consider on an ongoing basis stockholder nominations as nominees for election to the Board of Directors. In evaluating such nominations, the Corporate Governance and Nominating Committee will use the same selection criteria the Corporate Governance and Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Corporate Governance and Nominating Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee’s name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, (4) the suggested nominee’s resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee addressed as follows: Corporate Governance and Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 133 Boston Post Road, Building 15, Weston, Massachusetts 02493. For more information on stockholder proposals, see “Stockholder Proposals” on page 43.
Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for its 2016 annual meeting of stockholders at its principal office at 133 Boston Post Road, Building 15, Weston, Massachusetts 02493, Attention: Secretary, no earlier than February 12, 2016 and no later than March 13, 2016. For more information on stockholder proposals, see “Stockholder Proposals” on page 43.
All six of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.
Does the Corporate Governance and Nominating Committee consider diversity in identifying nominees?
As noted in the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee, in evaluating and recommending individuals to the Board of Directors for nomination as directors, and the Board of Directors, in approving director nominees, considers, among other factors, diversity. As part of the Corporate Governance and Nominating Committee’s process (in consultation with the Board of the Directors) of determining the appropriate characteristics, skills and experience required for individual directors, the Corporate Governance and Nominating Committee analyzes the abilities and business experience of each nominee in order to ensure that the Board of Directors is comprised of members with a diverse range of skills and experience.
Does the Board of Directors have a policy regarding the hedging or pledging of Company stock by directors and officers?
In April 2014, upon the recommendation of the Compensation Committee, the Board of Directors adopted an anti-hedging and anti-pledging policy which prohibits our directors and officers from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and (iii) purchasing securities on margin or holding securities in a margin account. For more information on this policy, see “Anti-Hedging and Anti-Pledging Policy” on page 43.
What is the role of the Board of Directors in the oversight of risk?
Management is responsible for the day-to-day management of the risks we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.
The Audit Committee is principally charged with the duty of oversight over risks related to the Company’s financial statements. The Audit Committee considers those risks that would affect the accurate reporting of the Company’s results of operations and the accurate valuation of the assets and liabilities reflected on the Company’s balance sheet. In performing this duty, the Audit Committee receives and reviews reports regarding risks related to the Company’s financial statements from the Company’s independent registered public accounting firm and the Company’s internal audit department. The Audit Committee receives such reports at least quarterly. The Audit Committee also meets separately in executive session with the Company’s independent registered public accounting firm, senior management and the head of the Company’s internal audit department to discuss the material financial risks facing the Company and the steps the Company has taken, and will take in the future, to monitor and control such risks. The Company’s management, internal audit department and independent registered public accounting firm discuss potential financial risks and the classification of such risks, based on potential impact and likelihood of occurrence, and discuss with the Audit Committee the audit programs undertaken based on this risk assessment. Those audit programs as finally adopted reflect any comments of the Audit Committee.
The entire Board of Directors is responsible for the oversight of all other risks (such as technology risks, globalization risks, transaction risks and operational risks). The Board of Directors periodically devotes a portion of its meetings to a discussion of the risks faced by the Company and the implications of those risks. The Board of Directors receives and reviews reports regarding risks from senior management as well as the heads of the Company’s various business segments. The Board of Directors also meets with management to discuss material risks and the controls, guidelines and policies established and implemented by management relating to risk assessment and risk management. In connection with this oversight role, the Board of Directors also reviews and considers all significant initiatives brought before the Board of Directors.
The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. For more information on the Compensation Committee’s roles in risk oversight, see “Compensation Policies and Practices Relating to Risk Management” on page 20.
What is the Board of Directors’ leadership structure and why does the Company believe that structure is appropriate?
The Board of Directors and the Corporate Governance and Nominating Committee have engaged in a comprehensive review of the Company’s corporate governance practices. As a result of this review, and management and Board of Directors changes in 2014 and early 2015, the positions of Chairman and Chief Executive Officer are no longer combined at the Company. Previously, the Company had a lead independent director who acted as the principal interface between the Company’s independent directors and senior management and presided over meetings of the independent directors. In addition, the lead independent director had input into the agendas for meetings of the Board of Directors and coordinated the various functions of the committees of the Board of Directors. As a result of Mr. Iannuzzi’s resignation as President and CEO of the Company in November 2014 and his resignation from the Board and the role of Non-Executive Chairman of the Board in February 2015, the Board of Directors determined that an independent Chairman of the Board should be appointed, whose responsibilities would include the duties that the lead independent director had been fulfilling for the Company. As a result, on March 16, 2015, a majority of the independent directors of the Board of Directors appointed Admiral Edmund P. Giambastiani, Jr., the Board’s then lead independent director, as Chairman of the Board of Directors.
What are the qualifications of the Company’s directors and nominees for director, and what are the reasons why each such person should serve as a director of the Company?
Admiral Edmund P. Giambastiani, Jr., U.S. Navy (Retired).  Admiral Giambastiani’s diverse business experience since his retirement from the U.S. military in October 2007, including serving on the boards of several highly respected organizations such as The Boeing Company and Oppenheimer Funds, enables him to provide tremendous business and strategic acumen as well as corporate governance insight. In addition, his training as the second highest ranking military officer in the United States and his 40 plus years of governmental leadership expertise have given him numerous skills that make him a valuable asset to the Board of Directors, including his leadership skills, experience in employing, training and deploying a large number of individuals, and relationships with, and understanding of, the federal government.
Timothy T. Yates.  Mr. Yates serves as the Company’s President and Chief Executive Officer. He also served as an Executive Vice President of the Company from June 2007 to June 2013 and concurrently as Chief Financial Officer from June 2007 to January 2011. His perspective as the Company’s current Chief Executive Officer, as well his perspective as a previous member of senior management, is a benefit to the Board of Directors.
John Gaulding.  Mr. Gaulding brings significant sales and marketing experience to the Board of Directors. Additionally, as a result of his long tenure on the Board of Directors, Mr. Gaulding brings a valuable historical perspective to deliberations of the Board of Directors.
James P. McVeigh. Mr. McVeigh’s more than 20 years of experience in the Internet, technology and media spaces as an investment banker and adviser is a natural fit for the Board of Directors. He has a keen understanding of the space in which the Company operates and broad understanding of the Company’s competitors. Mr. McVeigh’s advisory and operating experience in the Internet, technology and media spaces is an asset that will further help the Company in the execution of its business strategy.
Jeffrey F. Rayport.  Dr. Rayport is a recognized thought leader in the online marketing industry, bringing highly relevant digital media, marketing and e-commerce experience to the Board of Directors. His perspective and experience gives the Board of Directors valuable insight into the dynamic environment of the digital marketplace.
Roberto Tunioli.  Mr. Tunioli is the former Vice Chairman and Chief Executive Officer of Datalogic, SpA, a publicly traded company based in Italy. Mr. Tunioli brings significant public company management experience to the Board of Directors, as well as an international perspective to deliberations of the Board of Directors. In light of the Company’s substantial global presence, the Board of Directors gains valuable insight from Mr. Tunioli’s international perspective.
For more information concerning the qualifications, background and skills of the director nominees, see “Proposal No. 1 — Election of Directors” beginning on page 33.

Have there been any changes to the Board of Directors since the 2014 annual meeting of stockholders held in June 2014?
Yes, there has been one departure, a change in the leadership structure and one addition as follows:

•	on February 10, 2015, Salvatore Iannuzzi resigned as Non-Executive Chairman of the Board of Directors and as a member of the Board of Directors;

•	on March 16, 2015, Admiral Edmund P. Giambastiani, Jr. was appointed as Chairman of the Board of Directors, as discussed above under “What is the Board of Directors’ leadership structure?”; and

•	effective April 1, 2015, James P. McVeigh was appointed as a member of the Board of Directors.
Who are the current members of the Board of Directors, and which of the directors are standing for re-election?
The six members of our Board of Directors on the date of this Proxy Statement are:
Edmund P. Giambastiani, Jr., Chairman
Timothy T. Yates
John Gaulding
James P. McVeigh
Jeffrey F. Rayport
Roberto Tunioli
All six members are standing for re-election at the Annual Meeting.
How often did the Board of Directors meet during the year ended December 31, 2014?
During the year ended December 31, 2014, the Board of Directors held 12 meetings. All directors who served during 2014 attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served.
What committees has the Board of Directors established?
The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating Committees. Membership on each committee is determined by the Board of Directors. The Board of Directors has adopted a written charter for each of the Audit, Compensation and Corporate Governance and Nominating Committees setting forth the roles and responsibilities of each committee. The charters are available through the “Corporate Governance” section of our company website. Our company website is located at www.monster.com/about and the “Corporate Governance” section is located at www.monster.com/about/corporate-governance.
Audit Committee.    The Audit Committee is charged with, among other things, the appointment of the independent registered public accounting firm for the Company, as well as discussing and reviewing with the independent registered public accounting firm the scope of the annual audit and results thereof, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company’s quarterly reports and reviews documents filed with the SEC.
The Board of Directors has determined that (a) all members of the Audit Committee during 2014 and all current members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NYSE Listed Company Manual and our Corporate Governance Guidelines and (b) Roberto Tunioli qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K of the Exchange Act.
Roberto Tunioli serves as Chairman of the Audit Committee. During 2014, the Audit Committee met eight times. The Audit Committee’s report is on page 42.
Compensation Committee.    The Compensation Committee is charged with, among other things, determining and approving or, in the case of the Company’s CEO, recommending to the Board of Directors the compensation for the Company’s executives and administering the Company’s stock incentive and benefit plans. The Compensation Committee is entitled to delegate any of its responsibilities to a subcommittee of the Compensation Committee to the extent consistent with our charter, by-laws, Corporate Governance Guidelines, applicable law and the NYSE Listed Company Manual. The Compensation Committee Chairman regularly reports on Compensation Committee actions and recommendations at Board of Directors meetings.
The Board of Directors has determined that all members of the Compensation Committee during 2014 and all current members of the Compensation Committee are “independent directors” as required by the NYSE Listed Company Manual and our Corporate Governance Guidelines, “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.
Admiral Edmund P. Giambastiani, Jr. serves as Chairman of the Compensation Committee. During 2014, the Compensation Committee met eight times. The Compensation Committee’s report is on page 21. Additional information on the Compensation

Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis,” which begins on page 10.
Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is charged with, among other things, assisting the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Corporate Governance and Nominating Committee is also responsible for general corporate governance matters, including making recommendations relating to our Corporate Governance Guidelines.
The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee during 2014 and all current members of the Corporate Governance and Nominating Committee qualify as “independent,” as required by the Exchange Act, the NYSE Listed Company Manual and our Corporate Governance Guidelines.
John Gaulding serves as Chairman of the Corporate Governance and Nominating Committee. During 2014, the Corporate Governance and Nominating Committee met six times.
Who are the members of the committees of the Board of Directors?
The table below provides the membership of each committee of the Board of Directors. Membership of the committees remained consistent throughout all of 2014 and through the date of this Proxy Statement, except that Cynthia P. McCague was a member of the Compensation Committee until our 2014 annual meeting of stockholders, at which she did not stand for re-election to the Board of Directors.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Roberto Tunioli, Chairman John Gaulding Jeffrey F. Rayport	Edmund P. Giambastiani, Jr., Chairman Roberto Tunioli	John Gaulding, Chairman Edmund P. Giambastiani, Jr. Jeffrey F. Rayport

Which directors have the Board of Directors determined to be independent?
Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are set forth in our Corporate Governance Guidelines and are available through the “Corporate Governance” section of our company website. Our company website is located at www.monster.com/about and the “Corporate Governance” section is located at www.monster.com/about/corporate-governance. These guidelines identify categories of relationships that the Board of Directors has determined would affect a director’s independence. Under the Corporate Governance Guidelines, at least two-thirds of the Board of Directors shall consist of directors who satisfy the independence requirements of the Corporate Governance Guidelines and the NYSE Listed Company Manual.
The Board of Directors has analyzed the independence of each director nominee and determined that the following nominees meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual: Edmund P. Giambastiani, Jr., John Gaulding, James P. McVeigh, Jeffrey F. Rayport and Roberto Tunioli. Thus, five of the six directors standing for re-election, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual.
What is the Company’s policy regarding director attendance at Annual Meetings?
It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. All members of the Board of Directors who were standing for re-election at the 2014 annual meeting of stockholders attended the meeting.
How are directors compensated?
The compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay non-employee directors for work required for the Company; compensation should align non-employee directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Employee directors receive no compensation for their service on the Board of Directors.
Each non-employee director receives an annual cash retainer for his or her service on the Board of Directors. The annual cash retainer for the Chairman of the Board or lead independent director is $100,000, and the annual cash retainer for each other non-employee director is $75,000. Non-employee directors serving on the Audit Committee receive an additional retainer of $25,000 ($50,000 in the case of the Chairman of the Audit Committee). Non-employee directors serving on the Compensation Committee receive an additional retainer of $20,000 ($40,000 in the case of the Chairman of the Compensation Committee). Non-employee directors serving on the Corporate Governance and Nominating Committee receive an additional retainer of $10,000 ($20,000 in the case of the Chairman of the Corporate Governance and Nominating Committee).

Upon commencing service on the Board of Directors, each non-employee director receives an award under the Monster Worldwide, Inc. 2008 Equity Incentive Plan of restricted stock units (“RSUs”) or restricted stock having a value equal to $150,000 (determined by using the closing price of our common stock on the date of grant), with fifty percent (50%) of the award vesting immediately upon grant and the remaining fifty percent (50%) vesting on the first anniversary of the date of grant. As a result, upon his appointment to the Board of Directors effective April 1, 2015, James P. McVeigh received an award of 24,000 RSUs, of which 12,000 vested immediately. In addition, on the day following each annual meeting of stockholders, each non-employee director who has served as a non-employee director since the prior annual meeting of stockholders receives an award of RSUs or restricted stock having a value equal to $125,000 (determined by using the closing price of our common stock on the date of grant), with twenty-five percent (25%) of the award vesting on each of the first four (4) anniversaries of the date of grant. As a result, on the day after our 2014 annual meeting of stockholders, each of John Gaulding, Edmund P. Giambastiani, Jr., Jeffrey F. Rayport, Roberto Tunioli and Timothy T. Yates received an award of 22,523 RSUs.
Prior to January 28, 2014, our equity retention policy for non-employee directors was that each non-employee director was required to maintain ownership of the shares of the Company received on or after January 1, 2011 as compensation for his or her service on the Board of Directors until he or she no longer serves as a non-employee director, except for sales of shares to satisfy tax obligations due in connection with the vesting of such shares. Effective as of January 28, 2014, the Corporate Governance and Nominating Committee adopted a new equity retention policy for non-employee directors. Each non-employee director is now required to retain equity in the Company with a value equal to at least three times the annual cash retainer paid to non-employee directors (exclusive of retainers for committee members and Chairs), valued at market or cost, whichever is greater. Each non-employee director will have five (5) years from the date of appointment or election to the Board of Directors to achieve such ownership level. The policy does not apply to sales of shares to satisfy tax obligations due in connection with the vesting of such shares.
The following table provides the compensation information for the year ended December 31, 2014 for each member of our Board of Directors who served as a non-employee director during 2014.

Name of Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total

John Gaulding	$120,000	$125,003	$245,003
Edmund P. Giambastiani, Jr.	150,000	125,003	275,003
Cynthia P. McCague	40,375	—	40,375
Jeffrey F. Rayport	110,000	125,003	235,003
Roberto Tunioli	145,000	125,003	270,003
Timothy T. Yates	62,500	125,003	187,503
______________________________

(1)
Salvatore Iannuzzi received no compensation for serving as a director during 2014. Compensation for Mr. Iannuzzi’s service as an employee is reflected in the “Summary Compensation Table” on page 22. During 2014, Timothy T. Yates received non-employee director compensation through October 2014. Mr. Yates no longer receives non-employee director compensation following his appointment as President and Chief Executive Officer on November 4, 2014. Compensation for Mr. Yates’ service as President and Chief Executive Officer is reflected in the “Summary Compensation Table” on page 22.

(2)
The “Fees Earned or Paid in Cash” column reports the amount of cash compensation earned in 2014 for service on the Board of Directors and each committee thereof. All such compensation consists of retainer fees for Board and committee service.

(3)
The amounts reported in the “Stock Awards” column consist of the grant date fair value of stock awards granted in 2014, calculated in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). The fair value for all stock awards is calculated using the closing price of the Company’s common stock on the date of grant of the award. For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 10, 2015.

As of December 31, 2014, the following numbers of shares were underlying outstanding unvested stock awards for the directors named in the above table: John Gaulding (49,732), Edmund P. Giambastiani, Jr. (49,732), Cynthia P. McCague (0), Jeffrey F. Rayport (49,732), Roberto Tunioli (49,732) and Timothy T. Yates (22,523).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This compensation discussion and analysis (“CD&A”) explains how the Company determines the compensation that is paid to our named executive officers (“NEOs”) and why it was paid. Our NEOs are our Chief Executive Officer (“CEO”), each individual who served as CEO at any time during 2014, our Chief Financial Officer (“CFO”) and our three other highest-compensated executive officers during 2014. As of December 31, 2014, these were: (a) Timothy T. Yates, President and CEO and Director; (b) James M. Langrock, Executive Vice President and CFO; (c) Mark C. Stoever, Executive Vice President and Chief Operating Officer (“COO”); (d) Lise Poulos, Executive Vice President and Chief Administrative Officer; (e) Michael B. McGuinness, Senior Vice President, Chief Accounting Officer and Global Controller; and (f) Salvatore Iannuzzi, our former Chairman of the Board, President and CEO, who resigned as President and CEO on November 4, 2014 and as Chairman of the Board and a member of the Board on February 10, 2015.
Effective November 4, 2014, Mr. Yates and Mr. Stoever were named President and CEO, and Chief Operating Officer, respectively. In connection with these appointments, Mr. Yates and Mr. Stoever received additional compensation, as described below in this CD&A. Upon being named President and CEO on November 4, 2014, Mr. Yates no longer received compensation from the Company in his role as a member of the Board of Directors.
As discussed below, in conjunction with the changes in the senior management structure and in response to last year’s advisory “say-on-pay” vote on executive compensation, the Compensation Committee and the Board made changes to the design of certain senior management compensation practices. At the same time, the Compensation Committee and Board maintained the Company’s compensation philosophy’s objectives of attracting and retaining the most qualified available personnel, aligning their incentives with stockholder interests and balancing risk/reward incentives.
In addition to providing base salaries that compensate our employees for their efforts, we offer our NEOs the potential to earn incentive compensation that is designed to motivate our NEOs to successfully execute the Company’s strategic business plans and initiatives and to align the amounts that they can earn with the economic rewards to our stockholders. At the same time, we have designed these incentives to discourage excessive risk taking and to promote longevity of service to the Company. We seek to achieve these objectives in numerous ways, including the following:

•
A substantial portion of potential compensation is performance-based and/or at-risk. In establishing NEO compensation, the Compensation Committee seeks to ensure that a substantial portion of compensation (i) will only actually be earned if substantial performance targets are achieved, (ii) is at-risk in respect of declines in the value of our common stock and/or (iii) is forfeitable if the executive does not remain employed for a specified period of time.

•
A substantial portion of our incentive based compensation is paid in our common stock and is subject to our equity retention policy. Because the bulk of incentive payments is paid in our common stock and is subject to our equity retention policy described on page 21, the value received by our NEOs and CEO, if earned, will rise or fall with the value of the shares held by our stockholders. We believe that this serves to align employee and stockholder interests.

•
The performance goals we have established are intended to further align the interests of our management with those of our stockholders. The performance goals we have established are tied to the achievement of metrics that we believe will result in increased stockholder value. Most recently, awards have been directly tied to increases in the price of our common stock and the achievement of publicly disclosed EBITDA margin targets.

•
In addition to performance goals, a substantial portion of our equity grants require continued tenure with the Company. To actually earn performance-based incentives, in addition to the achievement of the performance targets, the NEO must continue to work for the Company during the performance period, and in many instances, for some time after the performance period ends, e.g. as is the case with the performance-based RSUs granted in January 2015 to Messrs. Yates and Stoever, as described below in further detail on pages 11-12. In addition to acting as an incentive for continued tenure, we believe that this element of award design acts to mitigate the incentive to take excessive risk, because the consequences of risk are more likely to be recognized by the time the economic benefit of the award is actually received by our NEOs.

In making compensation decisions during 2014 and early 2015, the Compensation Committee and the Board of Directors took into account current market conditions, the Company’s interim results and the results of the Company’s “say-on-pay” proposal in 2014. Despite the recognition by the Compensation Committee that our NEOs were heavily engaged in the implementation of the long-term strategic business plan in respect of our North American and European operations (the “Strategic Business Plan”), as well as managing the Company for long-term growth, the Compensation Committee did not pay bonuses for 2014 because short-term results did not attain the targets set for the year. Additionally, upon management’s recommendation, the Compensation Committee determined that it would not be appropriate to make additional equity awards to the NEOs in 2014, further aligning the NEOs' compensation with stockholder returns in 2014.

Management regularly reaches out to significant stockholders to discuss their concerns and interests and to gather feedback, including any concerns and feedback they may have about our executive compensation practices. Our independent directors make themselves available to engage with significant stockholders as part of the Company’s ongoing stockholder outreach efforts. Additionally, the Compensation Committee obtains feedback, advice and recommendations on compensation best practices from its independent external compensation consultant, Aon Hewitt Consultants (“Aon Hewitt”). In 2014, our then lead independent director and now Chairman of the Board, Edmund P. Giambastiani, Jr. engaged with a number of our significant stockholders to discuss the Strategic Business Plan and any concerns they had with compensation matters. These discussions were summarized and reported to the remainder of the Board and were considered by the Compensation Committee in making compensation decisions for 2014.
This CD&A contains statements regarding certain performance targets and goals the Compensation Committee has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Summary of Significant 2014 Compensation Matters
The following is a list of significant decisions affecting the compensation of our NEOs during 2014 and the factors informing these decisions. Each of these items is discussed in greater detail in this CD&A.

•	Base Salaries. The following base salary adjustments were approved by the Compensation Committee in 2014:

•
Michael B. McGuinness. The Compensation Committee increased Mr. McGuinness’s base salary to $350,000 per year (from $312,000) in recognition of his assuming investor relations responsibilities for the Company.

•
Mark C. Stoever. In connection with his appointment to the role of COO, the Compensation Committee increased Mr. Stoever’s base salary to $550,000 per year (from $400,000) in recognition of the increased responsibilities in that role.

•
Timothy T. Yates. In connection with his appointment to the role of President and CEO, the Compensation Committee recommended and the Board approved an initial base salary for Mr. Yates of $750,000 per year, a decrease of $500,000 from historical levels, reflecting Mr. Stoever’s assumption of certain of the responsibilities traditionally fulfilled by the CEO in his new role as COO.

Except for the base salary increases for Messrs. Stoever and McGuinness, and the establishment of a base salary for Mr. Yates in connection with his appointment as CEO, there were no other adjustments to NEO base salaries in 2014.
In determining the base salaries for Messrs. Yates and Stoever, the Compensation Committee considered, among other things: (1) data provided by the Compensation Committee’s independent compensation consultant, Aon Hewitt, about the Company’s peer group and other similarly situated technology companies contained in a Radford Technology Survey, (2) the efforts required in the ongoing implementation of the Strategic Business Plan, (3) the historical pay practices of the Company and the results of stockholder outreach by management and the Board, (4) the recommendations of Aon Hewitt, and (5) the results of the Company’s “say-on-pay” proposal in 2014. The Compensation Committee believes that the base salaries of Messrs. Yates and Stoever are consistent with the Company’s compensation philosophy, provide a meaningful incentive to both the CEO and the COO and demonstrate the Compensation Committee’s responsiveness to the results of the Company’s “say-on-pay” proposal in 2014 and stockholder outreach by the Company on compensation issues.

•	Bonus Compensation. No bonuses were paid to our NEOs under the Company’s Executive Incentive Plan for 2014 because the applicable performance thresholds were not achieved.

•	Equity Awards.

•	Annual Equity Awards. As stated above, there were no annual equity awards granted to our NEOs in 2014.

•
Equity Awards for Messrs. Yates and Stoever. In connection with their appointments to the roles of CEO and COO, respectively, the Compensation Committee approved performance-based RSUs to Messrs. Yates and Stoever in January 2015. 250,000 performance-based RSUs in the case of Mr. Yates and 100,000 performance-based RSUs in the case of Stoever will vest in four tranches based on the achievement and maintenance for 30 consecutive trading days of specified stock price targets prior to January 7, 2018 (“Stock Price RSUs”). The performance targets for the Stock Price RSUs were based upon the achievement of specified stock prices, with a stock price target for the first tranche of $5.75 (or 26% over the $4.55 closing price of the Company’s stock on the date of grant) and with stock price targets for the following three tranches of $6.75, $7.75 and $8.75, respectively. The tranches will vest one year following the date on which the applicable stock price target is achieved for a period of 30 consecutive trading days prior to January 7, 2018. The Compensation Committee set the stock price targets at levels that would challenge the executives and only vest if substantial value is delivered to our stockholders. To illustrate the rigor of these stock price targets, the Company’s stock price would have to be more than 126% of its price on the grant date for the first tranche to vest; more than 148% of its price on the grant date for the second tranche to vest; more than 170% of its price on the grant date for the third tranche to vest; and more than 192% of its price on the grant date for the fourth tranche to vest.
Additionally, in connection with their appointments, the Compensation Committee also approved the grant of an additional 250,000 performance-based RSUs to Mr. Yates and 100,000 performance-based RSUs to Mr. Stoever with the vesting of such performance-based RSUs contingent upon the achievement of quarterly EBITDA margin targets established by the Board (“EBITDA Margin RSUs”). The EBITDA Margin RSUs will vest on the first anniversary of the date on which the Company achieves an EBITDA quarterly margin target of at least 30% for two successive calendar quarters beginning on or after April 1, 2016 and ending on or before June 30, 2017. The vesting of the EBITDA Margin RSUs will be accelerated in 62,500 RSU increments in the case of Mr. Yates and 25,000 RSU increments in the case of Mr. Stoever on the first anniversary of achievement of EBITDA quarterly margin targets for any calendar quarter starting with the second quarter of 2015 through the second quarter of 2016. The EBITDA quarterly margin targets for accelerated vesting of the EBITDA Margin RSUs range from 15% to 30%, and any unvested EBITDA Margin RSUs will expire on July 1, 2017 if the applicable EBIDTA margin targets have not been achieved prior to that date.
The Compensation Committee views the awards to Messrs. Yates and Stoever as entirely performance based and in the best interests of the Company’s stockholders as they are designed to only compensate Messrs. Yates and Stoever in the event of significant stock price appreciation and/or long-term improvement in the financial results of the Company. The terms of the Stock Price RSUs and the EBITDA Margin RSUs were determined after discussion with Aon Hewitt, taking into consideration the results of the Company’s “say-on-pay” proposal in 2014 and ongoing discussions with respect to compensation issues with a variety of the Company’s stockholders.
Change in Senior Management and Related Compensation Arrangements to Former Chief Executive Officer
While management and the Board reaffirmed their belief in and commitment to the Strategic Business Plan approved by the Board and disclosed to the stockholders and the investment community, the Board changed the management and governance structure of the Company by separating the positions of Chairman of the Board, Chief Executive Officer and Chief Operating Officer, and by appointing a Chief Operating Officer. Since the Company was in the midst of executing a significant change in strategy that had been developed over a considerable period, the Board believed that it was important to the successful execution of the Strategic Business Plan for the management transition to be as seamless as possible. Accordingly, in addition to recognizing the Company’s contractual obligations to Mr. Iannuzzi, the Company’s former President and Chief Executive Officer, the Board determined that the Company should enter into a separation agreement, dated November 3, 2014 (the “Separation Agreement”), that would make Mr. Iannuzzi available to the management of the Company as it continued to implement the Strategic Business Plan that he played a role in developing.
Accordingly, the Separation Agreement provides that Mr. Iannuzzi would continue to serve as a non-officer employee of the Company through June 30, 2015 at his base salary at the annual rate of $1,250,000, a continued transportation allowance at the annual rate of $60,000, up to $20,000 in reimbursement of personal tax advice and the use of an office and administrative support. Subject to his facilitating the management transition and providing whatever assistance was requested of him by management in the implementation of the Strategic Business Plan, Mr. Iannuzzi would receive a bonus of $2,000,000. The bonus would be subject to a review by May 15, 2015 of a committee consisting of Messrs. Yates and Tunioli and Admiral Giambastiani. In recognition of his entitlements under his previous employment arrangements, the Separation Agreement confirmed that the vesting of 2,250,000 RSUs and 160,501 shares of restricted stock would be accelerated with an aggregate value at November 4, 2014 of $10,051,789, that he would receive severance payments totaling $2,812,500 over 18 months, commencing July 2015 (subject to his compliance with restrictive covenants), and that he would receive medical benefits for himself and his spouse for life and certain life insurance benefits for 18 months commencing July 1, 2015 with an aggregate estimated value of $334,474.
Executive Summary
The Company’s executive compensation program is designed to attract, retain and motivate senior executives who will promote both the near-term and long-term interests of our three most important constituents – our stockholders, our employees and our customers – while simultaneously discouraging excessive risk-taking. The Company seeks to achieve these results through an appropriate mix of base salary, annual bonus opportunities and long-term equity incentive awards, a substantial portion of which is related to the attainment of financial, operational and/or strategic goals (both quantitative and qualitative). In determining the appropriate mix of NEO compensation, the Compensation Committee seeks to ensure that a significant portion of NEO compensation is performance-based and/or “at risk” (i.e., the amount of such compensation will decrease if the value of the Company decreases and/or such compensation will be forfeited if the specified performance goals are not achieved and/or the NEOs do not remain employed by the Company over a specified vesting period).

Performance-based compensation is designed to reward the NEOs for achievement of specified individual and Company performance goals that support the Company’s business plan and/or financial performance and is provided in the form of equity awards and annual bonus opportunities. “At-risk” compensation is designed to directly link the value of a significant portion of the NEOs’ total compensation to the long-term value of the Company and is primarily provided through grants of restricted stock or RSUs that vest in equal installments over a period of years or based on the Company’s achievement of specified performance goals, and/or that are designed to motivate the NEOs to achieve positive long-term results (e.g., the Stock Price RSUs and EBITDA Margin RSUs for Messrs. Yates and Stoever) and increased stockholder wealth while ensuring that they share with our stockholders the consequences of any declines in our stock price. This aspect of our compensation philosophy is supported by our equity retention policy (see page 21).
2014 Compensation Considerations and Determinations
In determining the compensation of our NEOs for 2014, the Compensation Committee considered:

•
The realities of the current economic environment and the goals that the Company desired to achieve in such environment, such as focusing on core markets and taking aggressive steps to strengthen the Company’s business through the execution of the Strategic Business Plan.

•	The Company’s near-term financial results.

•	The results of the Company’s “say-on-pay” proposal in 2014 and stockholder outreach in 2014.
The Compensation Committee also considered the highly competitive nature of the Company’s industry, compensation data about the Company’s peer group and other similarly situated technology companies provided by the Compensation Committee’s independent compensation consultant, Aon Hewitt, and the need to attract, retain and motivate a team of highly qualified and dedicated senior executives who are critical to the long-term success of the Company. Nevertheless, after taking all of these factors into account, the Compensation Committee determined that there would be no incentive compensation paid or equity awards granted to the NEOs for 2014.
Compensation Committee Philosophy
The following items reflect the Company’s general approach to executive compensation, including its strong emphasis on pay-for-performance and “at-risk” compensation:

•	Our NEOs’, other than our former CEO, compensation fluctuated in correlation with our stock price for the three year period ending on December 31, 2014.

•	A substantial percentage of the NEOs’ total compensation that is “at-risk” and/or based on the achievement of meaningful performance goals that is forfeited if those goals are not achieved.

•	The Compensation Committee’s policy against awarding tax gross-up payments to executives in connection with taxable benefits that are not made available to employees generally.

•
The requirements that executive officers, including all of the NEOs, generally retain a minimum of 25% of the equity securities granted to them by the Company on or after January 18, 2006 until the earlier of the executive’s termination of employment, death or disability, or a change in control of the Company. See a description of our equity retention policy on page 21.

•	The Compensation Committee’s ability to exercise negative discretion to reduce bonuses payable to a participant in the annual incentive plan for any reason.

•
The Compensation Committee’s policy against entering into new employment contracts or materially amending existing employment contracts that provide gross-up payments for excise taxes payable on a change in control, except where necessary to recruit a new executive, in which case the gross-up provision would be limited to payments triggered by both a change in control and termination of employment and would be subject to a three-year sunset provision.

•	The decision not to maintain a supplemental executive retirement plan or other excess pension benefit plan for the Company’s senior executives.

•
The Company’s ability to claw back bonus and other incentive compensation paid to the NEOs, including any equity awards and any severance pay determined by reference to such bonus or incentive compensation, in each case, in accordance with the Company’s then existing clawback policy and/or applicable employment agreements.

•
The Compensation Committee’s recommendation for, and our Board of Directors’ adoption of, an anti-hedging and anti-pledging policy in 2014. For more information on this policy, see “Anti-Hedging and Anti-Pledging Policy” on page 43.

General Objectives of our Compensation Programs for Executive Officers
Our compensation program is based on three fundamental principles:

•
deliver rewards in ways that motivate executives to think and act in both the near-term and long-term interests of our three most important constituents – our stockholders, our employees and our customers, with an emphasis on building the brand and business of the Company over the long-term;

•	structure the entire compensation package in a manner that attracts and retains key executives; and

•	align compensation with the attainment of financial, operational and/or strategic goals (both quantitative and qualitative goals).
The Compensation Committee annually reviews and assesses the operational and strategic goals of the Company, the performance of the Company based, in part, on specific measures and targets established by the Compensation Committee and the Board of Directors (described below with respect to annual bonus opportunities under the Company’s Executive Incentive Plan) and the performance of the individual executive officers. From time to time, the Compensation Committee, in consultation with compensation consultants, also reviews and assesses the compensation paid to the senior executives of the Company’s peer group, as described below. Compensation Committee members participate in regular updates on our business priorities, strategies and results during which they interact with our executive officers. Compensation, however, is not driven entirely by objective criteria. Compensation Committee members may, where warranted, exercise subjective discretion to reward individual performance.
The Compensation Committee is authorized to retain outside independent compensation consultants to provide information and advice concerning compensation. The Compensation Committee engaged Aon Hewitt at the beginning of November 2014 to serve as its independent adviser. Prior to November of 2014, Buck Consultants, a Xerox Company, served as the adviser to the Company’s Compensation Committee. The role of the independent compensation consultant is to provide advice to the Compensation Committee to assist it in fulfilling its responsibilities under its charter. In retaining Aon Hewitt, the Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Exchange Act, and based on such consideration determined that the work of Aon Hewitt did not raise any conflict of interest.
In 2014 and January 2015, the Compensation Committee consulted with Aon Hewitt regarding the Stock Price RSUs and EBITDA Margin RSUs awarded to Messrs. Yates and Stoever in connection with their appointments to CEO and COO, respectively. The Compensation Committee’s decisions in 2014 and January 2015 were based, in part, upon the recommendations and counsel of Aon Hewitt. The Compensation Committee also consulted, and plans to continue to consult, with Aon Hewitt in establishing NEO compensation for 2015.
Impact of the Results of the Stockholder Advisory Vote on Executive Compensation
At our annual meeting of stockholders held on June 3, 2014, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held a non-binding stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Less than half of our stockholders who voted on the “say-on-pay” proposal approved the compensation of our NEOs. Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee took the results of the stockholder vote into consideration when determining its approach to 2014 NEO compensation (as discussed above and below) and will consider the outcome of future “say-on-pay” votes when making compensation policies and decisions for the NEOs. The Company currently holds the “say-on-pay” vote on an annual basis in accordance with the preference expressed by our stockholders at our annual meeting of stockholders on June 7, 2011. Following this year’s “say-on-pay” vote, the Company expects to hold our next “say-on-pay” at our annual meeting of stockholders in 2016.
In conjunction with the Company’s change in senior management structure and in response to the stockholders’ advisory vote with respect to executive compensation, the Compensation Committee and the Board made certain changes to NEO compensation and structure. The Company has separated the positions of Chairman of the Board, Chief Executive Officer and Chief Operating Officer. Accordingly, the compensation paid to the Chief Executive Officer has been reduced from the historical levels when those positions were combined. The compensation of the newly promoted Chief Operating Officer has been increased to reflect his increased responsibilities. As a result of these changes, there has been a compression of the relationship of the Chief Executive Officer’s compensation with the compensation of the rest of senior management.
Additionally, in recognition of the volatility of the price of the Company’s common stock and to increase the rigor of the performance criteria, with respect to newly granted performance-based RSUs, the Compensation Committee has increased to thirty (30) consecutive trading days the number of days on which the share price must be achieved for vesting, when vesting is based on share price increases.
Finally, the Chief Executive Officer and Chief Operating Officer have been specifically tasked with attaining an improvement in EBITDA margins that would result from the successful implementation of the Company’s Strategic Business Plan. These objectives must also be achieved within the time frame contemplated by that strategic plan as publicly disclosed to the Company’s stockholders and the investment community. The vesting of the EBITDA-based performance equity awards granted to the Chief

Executive Officer and Chief Operating Officer is dependent on the achievement of this EBITDA margin within the prescribed time frame.
The Compensation Committee believes that these actions, as well as its other compensation decisions in 2014 and early 2015, reflect appropriate consideration to the results of the Company’s advisory “say-on-pay” vote results in 2014.
The Company’s Peer Group
We believe that there are no companies that are exactly in our position. As a result, the companies that are part of our peer group are publicly-held companies that are only similar to us in various ways. For example, our peer group typically includes companies that provide services over the Internet, but that are not employment related businesses, companies that are comparable in size to us, but that are not employment related businesses and companies that connect both “buyers” and “sellers” of goods or services, but that are not employment related businesses. Although the Compensation Committee considers peer group data when making executive compensation decisions, the Compensation Committee does not engage in formal benchmarking and considers many other factors in deciding the compensation of our executive officers, including the recommendations of compensation consultants, broader market practices and the business judgment of its members. Additionally, in making the compensation decisions in 2014 discussed in this CD&A, the Compensation Committee also considered the data from similarly situated technology companies contained in the Radford Technology Survey provided to the Compensation Committee by Aon Hewitt. In 2013, upon the recommendation of its prior compensation consultant, the Compensation Committee approved the peer group set forth below for 2014 (this is the same peer group that was used in 2013):

•	Adobe Systems Incorporated

•	Akamai Technologies, Inc.

•	Conversant, Inc.

•	The Dun & Bradstreet Corporation

•	Earthlink Holdings Corp.

•	Equifax Inc.

•	Expedia, Inc.

•	IAC/InterActiveCorp

•	Netflix, Inc.

•	Orbitz Worldwide, Inc.

•	Paychex, Inc.

•	The Priceline Group Inc.

•	salesforce.com, inc.

•	United Online, Inc.

•	VeriSign, Inc.

•	Yahoo! Inc.
Although the market capitalization of some of the members of the Company’s peer group exceeds the Company’s market capitalization, the Company does not currently intend to remove those companies from its peer group because market capitalization of the Company and the peer group members can change quickly and dramatically on a frequent basis. The Company believes that it is not appropriate to continually revise its peer group in response to such fluctuations. Nevertheless, the Compensation Committee, with the assistance of Aon Hewitt, intends to conduct a full review of the Company’s peer group in 2015.
Primary Elements of Executive Compensation
There are three primary elements of our executive compensation program for NEOs:

•	base salary;

•	annual bonus opportunity; and

•	equity awards.
The Company has no program, plan or practice to coordinate equity grants with the release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the release of information due to plans for making equity grants. Under the Company’s Compensation Committee Charter, the Compensation Committee is prohibited (in the absence of extraordinary circumstances) from granting stock options unless such options are granted at regularly scheduled meetings of the Compensation Committee. In addition, if options are granted, the number of underlying shares must be reasonable and the options must have a minimum four year vesting period. The Compensation Committee has not granted any options to its NEOs since 2005.

In addition, our executive officers participate in our various benefits programs, and certain of our executive officers receive transportation and housing allowances. As a general matter, the Compensation Committee, in consultation with its independent compensation consultants, Aon Hewitt, believes that compensation for the Company’s executive officers should be generally in the range of the 75th percentile, as compared to its peer group (described above), in order to retain and attract high quality talent to the Company. Nevertheless, the Compensation Committee does not engage in formal benchmarking and it retains the discretion to pay compensation to the NEOs at levels less than or in excess of such benchmark based upon such market, business and other conditions that the Compensation Committee deems appropriate. For example, the base salaries of Messrs. Yates and Stoever generally fall between the 50th and 75th percentile of similarly situated technology companies in the Radford Technology Survey data provided by Aon Hewitt to the Compensation Committee. NEOs whose target compensation falls below the 75th percentile of the Company’s peer group are not entitled to automatic increases in compensation, and any such increases will ultimately be based on an evaluation of the executive’s and the Company’s performance.
The following is a discussion of these primary elements of our compensation program for NEOs.

•	Base Salary
When determining the appropriate level of base salary for the applicable NEO, the Compensation Committee typically seeks to set base salary at a level that ensures such NEO will be committed to serving the Company. Among the factors considered by the Compensation Committee in setting base salary are the NEO’s prior experience, employment and compensation (whether with the Company or another entity) and competitive compensation packages in the marketplace generally and among the peer group companies listed above.
In 2014, in consultation with Aon Hewitt, the Compensation Committee authorized an increase in the base salary of Mr. Stoever to $550,000 per year in connection with his appointment to the role of COO and recommended that the Board approve a base salary of $750,000 per year for Mr. Yates in connection with his appointment as President and CEO. Additionally, as a result of the assumption by Mr. McGuinness of investor relations responsibilities for the Company, in addition to his current role as Chief Accounting Officer, the Compensation Committee authorized an increase of his base salary to $350,000 per year.

•	Annual Bonus Opportunity
The Company uses annual bonuses to reward executive officers for their service to the Company. The Compensation Committee sets targets or goals for the year in which performance is measured; targets and goals are established each year to ensure that they reflect the business strategy and motivate our senior executives to execute successfully on that strategy.
In 2014, the Compensation Committee established a performance-based annual bonus compensation plan that called for annual bonuses to be paid under the Monster Worldwide, Inc. Executive Incentive Plan (the “Incentive Plan”) to NEOs and certain other officers based upon 2014 Consolidated Net Bookings, 2014 Consolidated Operating Income and 2014 Consolidated Net Revenue (the “2014 Performance Plan”). Because the performance thresholds established under the 2014 Performance Plan were not achieved, the Company did not pay any bonuses to the NEOs under the Incentive Plan.
For purposes of the 2014 Performance Plan:

•
“2014 Consolidated Net Bookings” means the Company’s contractual orders booked for the year ending December 31, 2014, less agency fees and third party revenue share payments, but excluding (1) any changes in accounting principles from those in effect on January 1, 2014, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2014 and (3) the effect of operations that are treated as discontinued operations in the Company’s 2014 audited financial statements;

•
“2014 Consolidated Operating Income” means the operating income (pre-tax and pre-non-operating items) of the Company for the year ending December 31, 2014 (based on the Company’s 2014 audited financial statements), but excluding (1) business reorganization, restructuring and other special charges, (2) impairment write-offs of long-term assets (including goodwill), (3) any changes in accounting principles from those in effect of January 1, 2014, (4) the effects of operations that are treated as discontinued operations in the 2014 audited financial statements and (5) the effect of acquisitions or divestitures consummated on or after January 1, 2014; and

•
“2014 Consolidated Net Revenue” means the Company’s consolidated revenue for the year ending December 31, 2014, based on the Company’s 2014 audited financial statements, but excluding (1) any changes in accounting principles from those in effect on January 1, 2014, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2014 and (3) the effect of operations that are treated as discontinued operations in the 2014 audited financial statements.

Under the 2014 Performance Plan, one-third of each NEO’s target bonus opportunity is based on each of 2014 Consolidated Net Bookings, 2014 Consolidated Operating Income and 2014 Consolidated Net Revenue.

The financial performance targets for the 2014 Performance Plan were as follows:

Financial Metric	Threshold ($)	Intermediate ($)	Target ($)	Maximum ($)

2014 Consolidated Net Bookings	820,000,000	846,400,000	883,200,000	956,800,000
2014 Consolidated Operating Income	66,500,000	81,500,000	91,200,000	105,800,000
2014 Consolidated Net Revenue	792,600,000	807,600,000	831,800,000	868,200,000
In establishing these performance targets, the Compensation Committee sought to establish targets that were both meaningful and achievable and reflect the Company’s business plan. The Compensation Committee believes that this balance is important, as performance targets must be set at levels that are attainable in order to be able to motivate employees, but must also be set at levels that reward only acceptable corporate performance. Accordingly, the Compensation Committee established the threshold performance level for each performance goal based on the Company’s projected 2014 performance. By tying the threshold level of performance for each performance goal to the Company’s projected performance, the Compensation Committee ensured that no bonuses would be paid under the Incentive Plan if the Company’s performance fell short of its projections. At the time the targets in the 2014 Performance Plan were established by the Compensation Committee, the intermediate, target and maximum performance targets were established at levels that it believed could be reasonably achieved in a modestly improving economic environment and only if the Company’s performance meaningfully exceeded its projected performance.
The target and maximum performance-based award opportunities under the 2014 Performance Plan for the NEOs are provided below. The “Target” column reflects the bonus opportunity for an NEO if the budgeted levels of 2014 Consolidated Net Bookings, 2014 Consolidated Operating Income and 2014 Consolidated Net Revenue were achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, was applied. The “Maximum Award” column reflects the bonus opportunity for an NEO if the maximum 2014 Consolidated Net Bookings, 2014 Consolidated Operating Income and 2014 Consolidated Net Revenue were achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, was applied.

	Target Award		Maximum Award
Name	Satisfactory Performance	Exceptional Performance	Satisfactory Performance	Exceptional Performance

James M. Langrock	$450,000	$900,000	$675,000	$1,350,000
Mark C. Stoever	400,000	800,000	600,000	1,200,000
Lise Poulos	450,000	900,000	675,000	1,350,000
Michael B. McGuinness	234,000	468,000	351,000	702,000
Salvatore Iannuzzi	1,250,000	2,500,000	1,875,000	3,750,000
Based on the Company’s 2014 financial results, each of 2014 Consolidated Net Bookings, 2014 Consolidated Operating Income and 2014 Consolidated Net Revenue fell short of the threshold performance target for such metric and, as noted above, no bonuses were paid to the NEOs under the 2014 Performance Plan. This also underscores the Company’s and the Compensation Committee’s commitment to pay-for-performance.

•	Equity Awards
2014 Annual Equity Award Grants
The Compensation Committee, in consultation with its independent advisers over the period (Buck Consultants and Aon Hewitt) and management, evaluates the Company’s compensation practices on a regular basis and considers, as part of such evaluation, the appropriate form of equity compensation awards for NEOs. Due to the volatility and uncertainty of global macroeconomic conditions and the performance of the Company during 2013 and 2014, upon the recommendation of management, the Compensation Committee did not authorize grants under the Company’s annual equity award program in 2014.
The Company and the Compensation Committee believe that issuing full value awards such as RSUs and restricted stock with a substantial performance-based and/or time-based vesting component not only encourages retention of key employees during the vesting period, but also aligns the goals of the NEOs with the Company’s long-term goals. The Company further believes that because the value of equity awards increases and decreases with the value of our shares, such awards are inherently “at-risk” and, therefore, with respect to a significant portion of NEO compensation, the NEOs’ interests are aligned with the interests of our stockholders.

In establishing the number of shares of restricted stock and/or RSUs to award to executive officers each year as part of the Company’s annual equity award program, the Compensation Committee:

•	evaluates the executive’s level of current and potential job responsibility, and assesses the Company’s desire to retain and motivate that executive over the long-term;

•	reviews the CEO’s assessments of the individual performance of NEOs other than the CEO;

•	may consider the remaining retention and motivational value of any prior equity awards made to the executive; and

•	considers advice from an outside compensation consultant when evaluating equity compensation being earned by comparable executives in the market.
The RSUs and/or restricted stock granted as part of the Company’s annual equity award program require the executive’s continued employment with the Company through the applicable vesting date, subject to accelerated vesting upon certain events, as described below, and may contain vesting terms based either on the passage of time or a combination of performance conditions and the passage of time. In addition, the Company does not have any outstanding RSUs or restricted stock awards that provide for the payment of dividends or dividend equivalents prior to vesting or delivery.
NEO Employment Agreements
The compensation paid in 2014 to the NEOs was determined, in part, by the terms set forth in employment agreements that were negotiated at arm’s length between the Company and each of the NEOs. We believe that having employment agreements with the NEOs provides an incentive to remain with the Company, and provides a vehicle for imposing restrictive covenants on our NEOs that prohibit or limit their ability to disclose the Company’s confidential information, compete with the Company or solicit its employees.
Timothy T. Yates. The Company entered into an employment agreement with Mr. Yates, effective as of November 4, 2014. Pursuant to his employment agreement, Mr. Yates receives a base salary of $750,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee. Mr. Yates is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary. In addition, Mr. Yates is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Yates is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Yates, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Yates has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Yates has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.
James M. Langrock. The Company entered into an employment agreement with Mr. Langrock, effective May 15, 2008. Mr. Langrock receives a base salary of $450,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Mr. Langrock is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary. Mr. Langrock is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, commensurate with his position. Per his employment agreement, Mr. Langrock is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Langrock, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Mr. Langrock is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Langrock has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.
Mark C. Stoever. The Company entered into an amended and restated employment agreement with Mr. Stoever, effective February 28, 2012. Effective as of November 4, 2014, Mr. Stoever’s base salary was increased from $400,000 to $550,000, in connection with his appointment to the role of COO. Mr. Stoever is eligible to earn an annual bonus based on his and/or the Company’s attainment of certain performance objectives, as established by the Compensation Committee in its sole good faith discretion, with his target bonus opportunity equal to 100% of his base salary. In addition, Mr. Stoever is eligible to receive grants of equity-based awards, in the sole discretion of the Compensation Committee. Pursuant to his employment agreement, Mr. Stoever is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. Stoever, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Stoever has agreed that, during his employment and for 12 months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Mr. Stoever is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Stoever has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.
Lise Poulos. The Company entered into an employment agreement with Ms. Poulos, effective September 7, 2007. Ms. Poulos receives a base salary of $450,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. In addition, Ms. Poulos is eligible to earn an annual bonus based on her attainment of certain performance objectives, with her target bonus opportunity equal to 100% of her base salary. Ms. Poulos is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with her position. Per her employment agreement, Ms. Poulos is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon her termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Ms. Poulos, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Ms. Poulos has agreed that, during her employment and for one year thereafter, she will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Ms. Poulos is also party to a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008, which provides that, during her employment and for twelve months thereafter, she will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Ms. Poulos has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement. On March 31, 2015, Ms. Poulos notified the Company of her intention to retire from the Company, effective May 1, 2015.
Michael B. McGuinness. The Company entered into an employment agreement with Mr. McGuinness, effective May 28, 2012. Effective as of April 29, 2014, Mr. McGuinness’s base salary was increased from $312,000 to $350,000, in recognition of his assumption of investor relations responsibilities for the Company. Mr. McGuinness is eligible to earn an annual bonus based on his and/or the Company’s attainment of certain performance objectives, as established by the Compensation Committee in its sole good faith discretion, with his target bonus opportunity equal to 75% of his base salary. In addition, Mr. McGuinness is eligible to receive grants of equity-based awards, in the sole discretion of the Compensation Committee. Pursuant to his employment agreement, Mr. McGuinness is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. McGuinness, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. McGuinness has agreed that, during his employment and for 12 months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. McGuinness has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement.
Salvatore Iannuzzi. The Company entered into an employment agreement with Mr. Iannuzzi, effective April 11, 2007. Mr. Iannuzzi receives a base salary of $1,250,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee. Mr. Iannuzzi was eligible to earn an annual bonus based on his attainment of certain performance objectives. In addition, Mr. Iannuzzi was eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Iannuzzi is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. Under the employment agreement, Mr. Iannuzzi has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. As discussed above, Mr. Iannuzzi resigned as President and CEO on November 4, 2014 and as Chairman of the Board and a member of the Board on February 10, 2015. Under the terms of his Separation Agreement, he will continue to serve as a non-officer employee of the Company through June 30, 2015 at his base salary at the annual rate of $1,250,000.
Benefits
Executive officers are eligible, on the same basis and under the same plans as other employees, for our medical plan, dental plan, vision plan, flexible spending accounts for healthcare costs, life insurance and disability insurance. In addition, we maintain a 401(k) retirement savings plan, which includes an employer match component of up to three percent of the participant’s annual earnings, for the benefit of all of our U.S. employees. Our benefits are intended to be competitive with benefits offered by employers with whom we compete for talent in the marketplace.

Perquisites and Other Benefits
Perquisites and other benefits are not a significant component of our executive compensation program. During 2014, the primary perquisites provided by the Company to the NEOs were transportation benefits provided to Mr. Iannuzzi and Mr. Yates and Company-paid housing provided to Ms. Poulos. None of the NEOs received tax gross-ups during 2014.
The Company provides Mr. Iannuzzi a transportation allowance of $60,000 per year (pro-rated for periods less than a year) to cover the costs of commuting by car service between Mr. Iannuzzi’s residence and his primary office location. Such benefit will remain in place through June 30, 2015. The Company pays for car service between Mr. Yates’ residence and his primary office location. The Compensation Committee authorized the housing benefit for Ms. Poulos to continue to accommodate her housing needs.
Payments following Termination or a Change in Control of the Company
The NEOs are entitled to severance benefits upon certain terminations of employment. In addition, the NEOs are entitled to accelerated vesting of outstanding equity awards upon the consummation of a change in control of the Company. The Compensation Committee believes that these benefits provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and stockholders, including in the event of a potential acquisition of the Company when the NEOs may face uncertainty about their future employment prospects with the Company.
For more information regarding these potential severance payments and benefits, as well as the acceleration of vesting of outstanding equity awards, see “Potential Payments upon Termination or Change-in-Control” beginning on page 25.
Tax and Accounting Implications
The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the CEO or any one of the next three most highly compensated officers (other than the CFO) reported in the “Summary Compensation Table” below. The Compensation Committee is aware of this limitation when structuring executive compensation. However, we retain the flexibility to pay compensation that is not entirely deductible when the Compensation Committee determines doing so to be appropriate.
When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial reports. In particular, the Compensation Committee considers the potential impact, on current and future financial reports, of all equity compensation that it approves.
Compensation Policies and Practices Relating to Risk Management
The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The factors leading to this conclusion are: (1) financial performance in the Company’s core online recruitment business is driven primarily by long-term strategic decisions such as investments in new technologies and products that are intended to lead to increased sales, such that there is limited potential for high-risk activities and decisions to lead to material near-term rewards; (2) the Incentive Plan places a cap on the maximum bonus that can be paid in respect of any performance period, which has the effect of discouraging our employees from engaging in excessive risk taking behavior because no additional compensation will be provided after a certain level of results has been achieved; (3) the Company’s incentive compensation clawback policy (as described below) prevents our employees from retaining bonuses that were paid based on the achievement of fraudulent data to the extent they were aware of such fraud; (4) other significant components of the Company’s compensation programs, such as annual equity awards subject to performance-based vesting conditions with additional time vesting requirements, are long-term in nature and therefore mitigate the incentive to engage in behavior that provides benefits only in the near-term; (5) the Company’s equity retention policy requires executive officers, including the NEOs, to retain a significant percentage of the equity securities granted to them by the Company until death, disability, termination of employment or a change in control, thereby ensuring that such executive officers have a meaningful portion of their personal wealth tied to the value of the Company for a significant period of time; and (6) the Company’s anti-hedging and anti-pledging policy prohibits our directors and officers from pledging company securities, engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and purchasing securities on margin or holding securities in a margin account, thereby further ensuring that the directors’ and officers’ shareholdings are tied to the value of the Company and helping limit risk-taking.
Incentive Compensation Clawback Policy
Our Incentive Plan, pursuant to which the Compensation Committee establishes annual performance-based compensation for the NEOs, provides that if any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, and the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Compensation Committee’s sole judgment, would have been earned on the basis of the revised financial statements. In addition, the employment agreements of Messrs. Yates, Langrock, Stoever and McGuinness and Ms. Poulos contain provisions giving the Company the ability to claw back bonus and other incentive compensation paid to the executive, including any equity awards and any severance pay determined by reference to such bonus or incentive compensation, in each case, in accordance with the Company’s then existing recoupment policy.
The form award agreements for restricted stock and RSUs granted to executive officers and other senior employees under its 2008 Equity Incentive Plan permit the Company, upon the occurrence of a “forfeiture event,” to claw back such awards, the shares underlying them and/or the gross amount received by the participant upon disposition of such shares, at any time prior to or after the vesting of such awards. A “forfeiture event” includes (i) the participant’s violation of the restrictive covenants contained in the award agreement; (ii) the participant’s willful misconduct or gross negligence in the performance of his or her duties; (iii) the participant’s intentional commission in the performance of his or her duties of any act of fraud, embezzlement or misappropriation of Company property; and (iv) the participant’s failure to cooperate with any governmental authority having jurisdiction over the Company and the participant, the participant’s willful failure to comply with any lawful and reasonable directive of the Board of Directors, the Company’s CEO or the participant’s supervisor, or the participant’s willful material violation of the Company’s code of business conduct.
Equity Retention Policy for Executive Officers
The Company’s equity retention policy requires each executive officer, including all of our NEOs, to retain a minimum of 25% of the total equity securities granted to the executive officer following the date of the adoption of the policy, through the earlier of the individual’s termination of employment, death or disability or a change in control of the Company (as defined in the policy). “Equity securities” include RSUs, restricted stock, stock options or other equity-based compensatory awards (and excludes any award issued prior to January 18, 2006, any non-compensatory equity award or issuance or any award or issuance that is made in equity solely because of limitations on the amount of cash that may be paid in the particular case because of performance-based award limitations). The equity retention policy supports an ownership culture at the Company and aligns our executives’ interests with our stockholders’ interests. All of the NEOs were in compliance with the equity retention policy throughout all of 2014.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2014, and none had any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or the Compensation Committee.
Compensation Committee Report
The Compensation Committee, which consists of the individuals set forth below, has reviewed the “Compensation Discussion and Analysis” and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be incorporated by reference into the Company’s Annual Report on Form 10-K for 2014 and included in this Proxy Statement.
Members of the Compensation Committee
Edmund P. Giambastiani, Jr., Chairman
Roberto Tunioli

Summary Compensation Table
The following table sets forth the compensation earned by our named executive officers for each of the past three fiscal years during which they served as executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Timothy T. Yates(4)	2014	98,077	—	—	14,403	112,480
President and Chief Executive Officer	2013	225,000	—	—	15,350	240,350
	2012	500,000	—	—	7,500	507,500

James M. Langrock	2014	450,000	—	—	6,673	456,673
Executive Vice President and Chief Financial Officer	2013	424,038	150,000	1,302,300	7,212	1,883,550
	2012	400,000	—	440,500	6,462	846,962

Mark C. Stoever	2014	424,231	—	—	5,365	429,596
Executive Vice President and Chief Operating Officer	2013	374,039	150,000	1,018,800	6,058	1,548,897
	2012	350,000	—	—	5,250	355,250

Lise Poulos	2014	450,000	—	—	37,621	487,621
Executive Vice President and Chief Administrative Officer	2013	450,000	50,000	829,800	52,892	1,382,692
	2012	450,000	—	—	52,623	502,623

Michael B. McGuinness	2014	336,700	—	—	7,800	344,500
Senior Vice President, Chief Accounting Officer and Global Controller	2013	305,769	90,000	314,400	7,650	717,819

Salvatore Iannuzzi	2014	1,250,000	—	—	66,827	1,316,827
Former Chairman of the Board, President and Chief Executive Officer	2013	1,098,077	2,375,000	9,690,004	66,827	13,229,908
	2012	1,000,000	—	—	66,577	1,066,577
______________________________

(1)	The “Bonus” column reports bonuses paid other than pursuant to an incentive plan. None of the NEOs received bonuses pursuant to an incentive plan with respect to the periods reported.

(2)
The “Stock Awards” column reports the grant date fair value of stock awards in accordance with ASC 718, for stock awards granted during the applicable year. The fair value of stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. The fair value of certain stock awards granted on September 17, 2013, the vesting of which is contingent upon the attainment of stock price targets, was estimated using a Monte Carlo simulation model resulting in an estimated grant date fair value less than the $4.52 closing price of the Company’s common stock on the grant date. If the $4.52 closing price had been used as the fair value of such awards, the amounts reported in the “Stock Awards” column for 2013 would have been as follows: $1,505,800 for Mr. Langrock, $1,166,800 for Mr. Stoever, $940,800 for Ms. Poulos, $358,800 for Mr. McGuinness and $11,295,004 for Mr. Iannuzzi. For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 10, 2015.

(3)
The amount reported in the “All Other Compensation” column for Mr. Yates for 2014 represents medical insurance benefits provided to Mr. Yates prior to his rejoining the Company as President and Chief Executive Officer in November 2014. Such medical insurance benefits were provided pursuant to a retirement agreement entered into in connection with Mr. Yates’ retirement from the Company in June 2013. The amount reported in the “All Other Compensation” column for Ms. Poulos for 2014 includes $30,948 in expenses paid by the Company relating to housing near Ms. Poulos’ primary office location. The amount reported in the “All Other Compensation” column for Mr. Iannuzzi for 2014 includes $60,000 received under an annual transportation allowance. The amounts reported in the “All Other Compensation” column for 2014 include the following amounts of 401(k) matching contributions by the Company: $6,673 for Mr. Langrock, $5,365 for Mr. Stoever, $6,673 for Ms. Poulos, $7,800 for Mr. McGuinness and $6,827 for Mr. Iannuzzi.

(4)
During the years reported (2012 through 2014), Mr. Yates served as Executive Vice President through June 4, 2013, as a non-employee director from June 5, 2013 to November 3, 2014 and in his current position of President and Chief Executive Officer commencing on November 4, 2014. Compensation for Mr. Yates’ service as a non-employee director during 2013 was reported in the proxy statement for our 2014 annual meeting of stockholders, and compensation for his service as a non-employee director during 2014 is reported in “How are directors compensated?” on pages 8-9 of this Proxy Statement.

Grants of Plan-Based Awards
The following table provides information about non-equity incentive plan awards and stock awards granted to the named executive officers in 2014. There were no equity incentive plan awards or stock option awards made to the named executive officers in 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Timothy T. Yates	6/4/2014	(2)	—	—	—	22,523	125,003
James M. Langrock	—		112,500	450,000	1,350,000	—	—
Mark C. Stoever	—		100,000	400,000	1,200,000	—	—
Lise Poulos	—		112,500	450,000	1,350,000	—	—
Michael B. McGuinness	—		58,500	234,000	702,000	—	—
Salvatore Iannuzzi	—		312,500	1,250,000	3,750,000	—	—
______________________________

(1)
The amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relate to 2014 annual incentive plan award opportunities under the 2014 Performance Plan. Threshold amounts shown in the table assume the attainment of the threshold Company goal for each applicable financial performance metric and that the Compensation Committee did not apply the 2x multiplier for exceptional individual performance. Target amounts reflect target bonuses equal to a specified target percentage of the NEO’s base salary (100% for Messrs. Langrock, Stoever and Iannuzzi and Ms. Poulos; and 75% for Mr. McGuinness). Target amounts also assume the attainment of the target Company goal for each applicable financial performance metric and that the Compensation Committee did not apply the 2x multiplier for exceptional individual performance. Maximum amounts reflect the maximum possible payouts and assume the attainment of the maximum Company goals for each applicable financial performance metric and that the Compensation Committee applied the 2x multiplier for exceptional individual performance. As described more fully above in the CD&A, no bonuses were paid under the 2014 Performance Plan.

(2)
Represents an automatic grant of restricted stock units in connection with Mr. Yates’ service as a non-employee director prior to becoming President and Chief Executive Officer in November 2014, under the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan. The award vests in 25% annual increments following the grant date, subject to Mr. Yates’ continued service on the Board of Directors.

Outstanding Equity Awards At Fiscal Year End
The following table summarizes the holdings of outstanding stock options and unvested stock awards by our named executive officers at December 31, 2014. None of the named executive officers hold any unexercisable or unearned options under equity incentive plans.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Timothy T. Yates	6/4/2014	—	—	—	22,523	(2)	104,056	—		—

James M. Langrock	1/25/2011	—	—	—	10,000	(3)	46,200	—		—
	3/18/2011	—	—	—	2,500	(4)	11,550	—		—
	1/24/2012	—	—	—	25,000	(5)	115,500	—		—
	2/28/2012	—	—	—	65,625	(6)	303,188	—		—
	4/30/2013	—	—	—	45,000	(7)	207,900	—		—
	9/17/2013	—	—	—	—		—	275,000	(8)	1,270,500

Mark C. Stoever	9/8/2005	12,000	30.75	9/8/2015	—		—	—		—
	3/18/2011	—	—	—	2,500	(4)	11,550	—		—
	2/28/2012	—	—	—	56,250	(6)	259,875	—		—
	4/30/2013	—	—	—	45,000	(7)	207,900	—		—
	9/17/2013	—	—	—	—		—	200,000	(8)	924,000

Lise Poulos	3/18/2011	—	—	—	2,500	(4)	11,550	—		—
	2/28/2012	—	—	—	48,750	(6)	225,225	—		—
	4/30/2013	—	—	—	45,000	(7)	207,900	—		—
	9/17/2013	—	—	—	—		—	150,000	(8)	693,000

Michael B. McGuinness	2/28/2012	—	—	—	15,000	(6)	69,300	—		—
	4/30/2013	—	—	—	15,000	(7)	69,300	—		—
	9/17/2013	—	—	—	—		—	60,000	(8)	277,200

Salvatore Iannuzzi	—	—	—	—	—		—	—		—
______________________________

(1)	The values shown in this column are based on the closing market price of the Company’s common stock on December 31, 2014, which was $4.62.

(2)
RSU award granted on June 4, 2014 in connection with Mr. Yates’ service as a non-employee director prior to becoming President and Chief Executive Officer in November 2014: the award vests in 25% annual increments following the grant date, subject to Mr. Yates’ continued service on the Board of Directors.

(3)	Restricted stock award granted January 25, 2011: these shares vested on January 26, 2015.

(4)	Restricted stock award granted March 18, 2011: these shares vested on March 18, 2015.

(5)	Restricted stock award granted January 24, 2012: 12,500 of these shares vested on January 26, 2015 and 12,500 shares will vest on January 25, 2016, subject to Mr. Langrock’s continuing employment.

(6)
Restricted stock award granted on February 28, 2012: one-third of these shares vested on March 2, 2015 and one-third will vest on each of August 28, 2015 and February 29, 2016, subject to the NEO’s continuing employment.

(7)	Restricted stock award granted on April 30, 2013: one-third of these shares will vest on each of April 30, 2015, May 2, 2016 and May 1, 2017, subject to the NEO’s continuing employment.

(8)
Performance-based RSU award granted on September 17, 2013: one-quarter of these RSUs vested on each of January 2, 2015, January 15, 2015 and March 17, 2015. The remaining one-quarter of these RSUs will vest if both (A) the closing price of the Company’s common stock reaches and remains at $8.75 for 15 trading days in any 30 trading day period during the 5-year period following the date of grant, and (B) the NEO remains continuously employed for an additional one-year period after such stock price target is attained.

Option Exercises and Stock Vested
The following table provides information relating to the number of shares acquired by the named executive officers upon the vesting of stock awards during 2014 and the value realized, before any applicable tax and other withholding obligations. None of the named executive officers exercised stock options during 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy T. Yates	—	—
James M. Langrock	112,657	743,616
Mark C. Stoever	83,516	559,914
Lise Poulos	87,969	586,766
Michael B. McGuinness	23,367	150,588
Salvatore Iannuzzi	2,593,168	11,164,154
______________________________

(1)	The value realized on vesting is based on the market price of the Company’s common stock on the vesting date.
Potential Payments Upon Termination or Change-in-Control
As described above, Salvatore Iannuzzi, our former Chairman of the Board, President and CEO, resigned as President and CEO on November 4, 2014 and as Chairman of the Board and a member of the Company’s Board of Directors on February 10, 2015. The benefits that we agreed to pay Mr. Iannuzzi upon his resignation as President and CEO are described in the CD&A above under the heading “Change in Senior Management and Related Compensation Arrangements to Former Chief Executive Officer.”
This section describes the payments and other benefits that we have agreed to provide to the named executive officers who remain employed by the Company, if their employment terminates in the future for various reasons, and in the event of any future change in control of the Company. For those remaining named executive officers, we also quantify such payments and benefits assuming that (1) the termination or change in control had occurred on December 31, 2014, and (2) the value realized upon the accelerated vesting of RSUs and restricted stock was $4.62 per share, the closing price of our common stock on December 31, 2014.
Generally, as described in more detail below, each of our NEOs is entitled to certain payments, benefits and/or accelerated vesting of their equity awards in the event of:

•	a termination of employment due to death or disability;

•	an involuntary termination of employment;

•	an involuntary termination of employment following a change in control; and/or

•	a change in control.
Generally, all of the Company’s outstanding equity awards will become fully vested according to their terms upon a change in control. Although the definition of a “change in control” varies in some cases with respect to employment agreements and the terms of equity awards, a “change in control” will generally occur upon:

•
the acquisition of a controlling interest in the Company (the meaning of “controlling interest” varies among agreements, ranging from between 25% of the Company’s voting securities to more than 50% of the Company’s voting securities);

•	a sale of all or substantially all of the Company’s assets;

•	the approval by the Company’s stockholders of a plan of complete liquidation;

•	the consummation of a reorganization or merger of the Company in which more than 50% of the voting power of the Company is transferred to new stockholders; or

•	a change in the composition of a majority of the members of the Board of Directors.
We amended the employment agreements for Mr. Langrock and Ms. Poulos, effective January 1, 2009, to provide that upon the occurrence of an event that could lead to a change in control that does not meet the requirements of Code Section 409A, the Company is required to establish an irrevocable grantor trust (described in Revenue Procedure 92-64, 1992-2 C.B. 422 and sometimes known as a “rabbi trust”) and transfer to the trustee of such trust an amount equal to the severance payments and the estimated tax gross up payments, if any, owed to each such NEO upon a termination of employment in connection with such change in control. The amounts transferred to the trustee will be paid to the applicable NEOs in accordance with the terms of their employment agreements. These amendments were made to ensure that these NEOs will receive their contractual benefits in such an event as intended under their original employment agreements.
Timothy T. Yates
The table below quantifies the assumed payments and benefits that Mr. Yates would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2014, and the footnotes describe the contractual provisions that provide those rights to Mr. Yates.

	Termination
Payments and Benefits	Any Reason(1)	Death or Disability(2)	Without Cause/ For Good Reason(3)(4)	Without Cause/ For Good Reason After a Change in Control(3)(5)	Change in Control(6)

Severance	$—	$—	$1,687,500	$3,000,000	$—
Pro-Rata Bonus(7)	—	—	—	—	—
Continued Medical Benefits	263,050	263,050	263,050	263,050	—
RSUs (Accelerated Vesting)(8)	—	104,056	—	104,056	104,056
______________________________

(1)
Pursuant to Mr. Yates’ employment agreement, if his employment is terminated for any reason, the Company shall resume paying Mr. Yates the medical benefits for Mr. Yates and his spouse described in Section 3(b) of his retirement agreement dated June 4, 2013, in a form compliant with applicable law at such time (the “Yates Retirement Medical Benefits”).

(2)
Pursuant to Mr. Yates’ employment agreement, if his employment is terminated due to his death or disability, Mr. Yates is entitled to receive the following payments and benefits: (i) the bonus he would have earned for the fiscal year of his termination, pro-rated for the number of days worked in the fiscal year in which such termination occurs, such bonus to be paid at the time bonuses for such fiscal year are generally paid (a “pro-rata bonus”); and (ii) the Yates Retirement Medical Benefits. In addition, all unvested RSUs granted to Mr. Yates will fully vest upon such a termination under the terms of that award.

(3)
Pursuant to Mr. Yates’ employment agreement, “cause” generally means any of the following acts by Mr. Yates that are not cured, if deemed capable of cure, within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or a willful material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; intentional commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Yates in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; failure of Mr. Yates to be elected to the Board of Directors; a reduction in compensation or equity awards, or a material reduction in other benefits; the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. Yates retains his title and position at the surviving publicly-traded entity; or the Company’s material breach of the employment agreement.

(4)
Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, in either case not in connection with a change in control, Mr. Yates is entitled to receive the following payments and benefits: (i) severance payments equal to 1.5 times the sum of (a) Mr. Yates’ then current annual base salary and (b) the greater of (X) 50% of Mr. Yates’ target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Yates for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 18 equal monthly payments following such termination (subject to Mr. Yates’ execution of a release); and (ii) the Yates Retirement Medical Benefits. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Yates of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(5)
The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, in either case within 18 months after a change in control, he is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to two times the sum of (a) Mr. Yates’ base salary at the time of such termination and (b) the greater of (X) Mr. Yates’ target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Yates for the fiscal year ending immediately prior to the year in which such termination occurs (subject to Mr. Yates’ execution of a release); and (ii) the Yates Retirement Medical Benefits.

(6)	The outstanding equity award held by Mr. Yates will become fully vested according to its terms upon a change in control.

(7)
As described more fully above in the CD&A, none of the NEOs received a bonus under the 2014 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(8)
As of December 31, 2014, Mr. Yates held 22,523 unvested RSUs and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs, based on the closing price of our common stock on December 31, 2014 of $4.62 per share.

James M. Langrock
The table below quantifies the assumed payments and benefits that Mr. Langrock would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2014, and the footnotes describe the contractual provisions that provide those rights to Mr. Langrock.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)

Severance	$—	$450,000	$1,350,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	17,229	17,229	25,843	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	1,954,838	—	1,954,838	1,954,838
______________________________

(1)
Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated due to his death or disability, Mr. Langrock is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. In addition, all unvested RSUs and restricted stock granted to Mr. Langrock will fully vest upon such a termination under the terms of those awards.

(2)
Pursuant to Mr. Langrock’s employment agreement, “cause” generally means any of the following acts by Mr. Langrock that are not cured, if deemed capable of cure, within 20 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; intentional commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Langrock in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Mr. Langrock relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. Langrock retains his title and position at the surviving publicly-traded entity.

(3)
Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case not in connection with a change in control, Mr. Langrock is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Langrock’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Langrock of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)
The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case following a change in control, he is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Mr. Langrock’s base salary at the time of such termination and (b) the greater of (X) Mr. Langrock’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Langrock for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependents; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. Langrock by the Company. If the change in control does not satisfy the requirements of Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Mr. Langrock’s termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Mr. Langrock will become fully vested according to their terms upon a change in control.

(6)
As described more fully above in the CD&A, none of the NEOs received a bonus under the 2014 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)
As of December 31, 2014, Mr. Langrock held 275,000 unvested RSUs, 148,125 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2014 of $4.62 per share.

Mark C. Stoever
The table below quantifies the assumed payments and benefits that Mr. Stoever would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2014, and the footnotes describe the contractual provisions that provide those rights to Mr. Stoever.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)

Severance	$—	$550,000	$1,650,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	16,847	16,847	25,270	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	1,403,325	—	1,403,325	1,403,325
______________________________

(1)
Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated due to his death or disability, Mr. Stoever is entitled to receive the following benefits and payments: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. In addition, all unvested RSUs and restricted stock granted to Mr. Stoever will fully vest upon such a termination under the terms of those awards.

(2)
Pursuant to Mr. Stoever’s employment agreement, “cause” generally means any of the following acts by Mr. Stoever that are not cured, if deemed capable of cure, within 30 days after receipt of notice: misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Stoever in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a material reduction in base salary, target incentive opportunity or employee benefits that is not the result of an amendment or termination of an incentive compensation program or employee benefit offered to similarly situated employees on a non-discriminatory basis; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. Stoever retains his title and position at the surviving publicly-traded entity.

(3)
Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Stoever for good reason, in either case not in connection with a change in control, Mr. Stoever is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Stoever’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Stoever of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)
The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Stoever’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Stoever for good reason, in either case within 12 months after a change in control, Mr. Stoever is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Mr. Stoever’s base salary at the time of such termination and (b) the greater of (X) Mr. Stoever’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Stoever for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependents; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. Stoever by the Company.

(5)	All of the outstanding equity awards held by Mr. Stoever will become fully vested according to their terms upon a change in control.

(6)
As described more fully above in the CD&A, none of the NEOs received a bonus under the 2014 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)
As of December 31, 2014, Mr. Stoever held 200,000 unvested RSUs, 103,750 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2014 of $4.62 per share.

Lise Poulos
The table below quantifies the assumed payments and benefits that Ms. Poulos would have been entitled to upon her termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2014, and the footnotes describe the contractual provisions that provide those rights to Ms. Poulos.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)

Severance	$—	$450,000	$1,350,000	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	14,979	14,979	22,469	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	1,137,675	—	1,137,675	1,137,675

______________________________

(1)
Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated due to her death or disability, Ms. Poulos is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependents. In addition, all unvested RSUs and restricted stock granted to Ms. Poulos will fully vest upon such a termination under the terms of those awards.

(2)
Pursuant to Ms. Poulos’ employment agreement, “cause” generally means any of the following acts by Ms. Poulos that are not cured, if deemed capable of cure, within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of her duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing her duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; intentional commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Ms. Poulos in her position under the employment agreement; a material diminution or interference with respect to her duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with her position; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Ms. Poulos relocate her principal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Ms. Poulos retains her title and position at the surviving publicly-traded entity.

(3)
Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case not in connection with a change in control, Ms. Poulos is entitled to receive the following payments and benefits (subject to her execution of a release): (i) severance payments equal to Ms. Poulos’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependents. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Ms. Poulos of her 12-month non-competition or non-solicitation covenants, or upon any material breach of her confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)
The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case following a change in control, she is entitled to receive the following payments and benefits (subject to her execution of a release): (i) a lump sum severance payment equal to 1.5 times the sum of (a) Ms. Poulos’ base salary at the time of such termination and (b) the greater of (X) Ms. Poulos’ target bonus for the year of termination or (Y) the bonus paid or payable to Ms. Poulos for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for her and her eligible dependents; and (iv) full vesting of all restricted stock and other equity-based awards granted to Ms. Poulos by the Company. If the change in control does not satisfy the requirements of Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Ms. Poulos’ termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Ms. Poulos will become fully vested according to their terms upon a change in control.

(6)
As described more fully above in the CD&A, none of the NEOs received a bonus under the 2014 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)
As of December 31, 2014, Ms. Poulos held 150,000 unvested RSUs, 96,250 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2014 of $4.62 per share.

Michael B. McGuinness
The table below quantifies the assumed payments and benefits that Mr. McGuinness would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2014, and the footnotes describe the contractual provisions that provide those rights to Mr. McGuinness.

	Termination
Payments and Benefits	Death or Disability(1)	Without Cause/ For Good Reason(2)(3)	Without Cause/ For Good Reason After a Change in Control(2)(4)	Change in Control(5)

Severance	$—	$350,000	$612,500	$—
Pro-Rata Bonus(6)	—	—	—	—
Continued Welfare Benefits (Medical, Dental and Life Insurance)	1,141	1,141	1,141	—
RSUs and Restricted Stock (Accelerated Vesting)(7)	415,800	—	415,800	415,800
______________________________

(1)
Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated due to his death or disability, Mr. McGuinness is entitled to receive the following benefits and payments: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. In addition, all unvested RSUs and restricted stock granted to Mr. McGuinness will fully vest upon such a termination under the terms of those awards.

(2)
Pursuant to Mr. McGuinness’ employment agreement, “cause” generally means any of the following acts by Mr. McGuinness that are not cured, if deemed capable of cure, within 30 days after receipt of notice: misconduct or gross negligence in the performance of his duties, a material failure to attempt in good faith to comply with any lawful and reasonable directive of the Board of Directors or the Chief Executive Officer of the Company or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any internal Company investigation or governmental authority having jurisdiction over the Company; a material breach of the employment agreement or any rules, regulations or policies or procedures of the Company; commission of any fraud, embezzlement or misappropriation of Company property, moral turpitude or breach of fiduciary duty that could possibly have a material adverse effect on the Company; or indictment for the commission of any criminal act. Pursuant to the employment agreement, “good reason” generally means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. McGuinness in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority or the assignment of duties or responsibilities that are materially and adversely inconsistent with his position; a material reduction in base salary, target incentive opportunity or employee benefits that is not the result of an amendment or termination of an incentive compensation program or employee benefit offered to similarly situated employees on a non-discriminatory basis; the Company’s material breach of the employment agreement; or the cessation of the Company’s stock to be publicly traded on an established securities market as a result of a change in control, unless Mr. McGuinness retains his title and position at the surviving publicly-traded entity.

(3)
Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated by the Company without cause or by Mr. McGuinness for good reason, in either case not in connection with a change in control, Mr. McGuinness is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. McGuinness’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. McGuinness of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)
The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. McGuinness’ employment agreement, if his employment is terminated by the Company without cause or by Mr. McGuinness for good reason, in either case within 12 months after a change in control, Mr. McGuinness is entitled to receive the following payments and benefits (subject to his execution of a release): (i) a lump sum severance payment equal to the sum of (a) Mr. McGuinness’ base salary at the time of such termination and (b) the greater of (X) Mr. McGuinness’ target bonus for the year of termination or (Y) the bonus paid or payable to Mr. McGuinness for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependents; and (iv) full vesting of all RSUs and other equity-based awards granted to Mr. McGuinness by the Company.

(5)	All of the outstanding equity awards held by Mr. McGuinness will become fully vested according to their terms upon a change in control.

(6)
As described more fully above in the CD&A, none of the NEOs received a bonus under the 2014 Performance Plan. Accordingly, no amounts are reported for “Pro-Rata Bonus” in this section for any of the NEOs.

(7)
As of December 31, 2014, Mr. McGuinness held 60,000 unvested RSUs, 30,000 unvested shares of restricted stock, and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of all such RSUs and restricted stock, based on the closing price of our common stock on December 31, 2014 of $4.62 per share.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2014 with respect to the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)

Equity compensation plans approved by security holders	6,906,374	(1)	$32.32	(2)	8,223,673	(3)
Equity compensation plans not approved by security holders	987,459	(4)	—		—
Total	7,893,833		$32.32	(2)	8,223,673	(3)
______________________________

(1)	Includes 146,477 options to purchase shares of common stock and 6,759,897 RSUs.

(2)	Weighted average exercise price excludes the 6,759,897 RSUs referred to in footnote 1 above as they do not have an exercise price.

(3)	Represents the number of shares remaining available for grant as of December 31, 2014 under the Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan.

(4)
Represents performance-based bonus arrangements under employment and consulting agreements with two individuals and one entity that in each case are not executive officers of the Company. The bonuses may be payable in installments of unregistered shares of the Company’s common stock upon the attainment of business unit targets. The number of shares to be issued is subject to possible upward adjustment based upon the Company’s stock price, subject to the Company’s right to pay the bonuses in cash at below a specified stock price level.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company’s directors expires at the Annual Meeting. Six directors are to be elected at the Annual Meeting.
Our by-laws provide that the number of directors on the Board of Directors shall be not less than three and no more than twelve, as is fixed from time to time by resolution of the Board of Directors. Our nominees for election to the Board of Directors are set forth below. All of the nominees are current directors. All of the nominees have been recommended by the Corporate Governance and Nominating Committee for election to the Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.
The Board of Directors recommends that you vote “FOR” the election to the Board of Directors of each of the following nominees:

Nominee	Biography
Admiral Edmund P. Giambastiani, Jr., U.S. Navy (Retired) Director since January 2008 Chairman of the Board since March 2015 Age 66
A Navy veteran and nuclear trained submarine officer, Admiral Giambastiani served as the seventh Vice Chairman of the Joint Chiefs of Staff, the second highest ranking military officer in the United States from 2005 to 2007. Admiral Giambastiani also served as NATO’s first Supreme Allied Commander Transformation, Commander United States Joint Forces Command and as Senior Military Assistant to the United States Defense Secretary. He is President and CEO of the Giambastiani Group LLC. He also served as the non-executive chairman of Alenia North America, Inc. from 2008 to 2009, as a director of SRA International, Inc. from 2008 to 2010, as a director of QinetiQ Group plc from 2008 to 2011 and as a director of Mercury Defense Systems from 2011 to February 2013. Admiral Giambastiani is also a director of the following public company: The Boeing Company; a director of the following private company: Innovative Defense Technologies; and a member of the Board of Trustees of 51 Oppenheimer Funds, designated as the New York Board Funds.

Timothy T. Yates Director since June 2007 Age 67
Mr. Yates has been the Company’s President and Chief Executive Officer since November 2014. He also served as an Executive Vice President of the Company from June 2007 to June 2013 and concurrently as Chief Financial Officer from June 2007 to January 2011. Prior to joining the Company, Mr. Yates was a Senior Vice President of Motorola, Inc.’s Enterprise Mobility business responsible for Motorola’s integration of Symbol Technologies, Inc. (“Symbol”) from January 2007 to June 2007. Before that, from February 2006 to January 2007, he was Senior Vice President, Chief Financial Officer and a director of Symbol. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol. Prior to this, from October 2002 to November 2005, Mr. Yates served as a partner and Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995. Mr. Yates is also a director of the following public company: CommScope Holding Company, Inc.

Nominee	Biography
John Gaulding Director since June 2001 (and previously 1996 to 1999) Age 69
Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April 1996 through July 11, 1996, the date of such company’s sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow pages publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. In addition, Mr. Gaulding previously served as a director of Ortel Corporation, ANTS software inc. and Yellow Media, all public companies, and as the Non-Executive Chairman of both Novo Media, one of the first digital media advertising agencies, and Get Me In, a London-based secondary ticketing company which was sold to Ticketmaster. He currently serves as Chairman Emeritus of the Board of Trustees of Dominican University of California. Mr. Gaulding is also a director of the following public company: Energous Corporation, where he serves as Chairman of the Board.

James P. McVeigh Director since April 2015 Age 51
Mr. McVeigh has been Founder and Chief Executive Officer of Cyndx Advisors LLC (“Cyndx”) since December 2013. Prior to founding Cyndx, Mr. McVeigh had been a Managing Director in Bank of America Merrill Lynch’s (“BofAML”) Technology, Media & Telecom Corporate and Investment Banking Division since March 2003. Prior to joining BofAML, Mr. McVeigh spent five years with Credit Suisse/DLJ’s Media & Telecom Investment Banking Group and four years at Salomon Brothers in their Large Cap Diversified and Technology Group. Prior to beginning his career in investment banking, Mr. McVeigh served in the United States Navy, rising to the rank of Lieutenant and was the recipient of two Navy Commendation Medals for service during the Operations Desert Storm and Desert Shield.

Jeffrey F. Rayport Director since April 2010 Age 55
Since August 2009, Dr. Rayport has been an operating partner at Castanea Partners, a private equity firm focused on investments in marketing, retail, and information services. He is now Senior Advisor to the firm. From October 2003 to May 2009, he was executive chairman of Marketspace LLC, a digital strategy advisory and research business of Monitor Group, and served as chief executive officer of Marketspace from September 1998 to October 2003. From September 1991 through September 1999, Dr. Rayport was a faculty member in the marketing and service management units at Harvard Business School. Dr. Rayport also currently teaches graduate students and executives at Harvard Business School on a part-time basis. Dr. Rayport is also a director of the following private companies: International Data Group, Andrews McMeel Universal, Hanley Wood LLC, ShopRunner, Inc. and MediaMath, Inc.

Roberto Tunioli Director since September 2008 Age 56
Since March 2011, Mr. Tunioli has been Chairman and CEO of Fervi Srl (formerly Veprug Srl), an Italian company engaged in the sale and marketing of machinery and tools. He was the Vice Chairman and Chief Executive Officer of Datalogic SpA, a publicly traded company based in Italy that produces bar code readers, data collection mobile computers and RFID technology systems from 2001 to April 2009. He was Datalogic’s Chief Executive Officer from 1995 to 2001 prior to adding the title of Vice Chairman in 2001, and started at Datalogic in 1988. Prior to joining Datalogic, Mr. Tunioli worked in the financial services industry for leading banking and insurance companies. Mr. Tunioli is also a director of the following public company: Panariagroup Industrie Ceramiche SpA, an Italian manufacturer of ceramic tiles.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BDO USA, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2015. BDO USA, LLP has been the independent registered public accounting firm for the Company since November 15, 1992. During 2014, BDO USA, LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Audit Matters” on page 41. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of BDO USA, LLP is expected to participate in the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.
The Board of Directors recommends that you vote “FOR” Proposal No. 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

PROPOSAL NO. 3
AUTHORIZATION OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK IN
SETTLEMENT OF CONVERSION OF THE COMPANY’S 3.50% CONVERTIBLE SENIOR NOTES DUE 2019
We are asking stockholders to authorize the Company to issue more than the 17,733,188 shares now authorized for settlement of the conversion of our 3.50% convertible senior notes due 2019 (the “Notes”). While it is currently the Company’s intention to use cash to settle conversion of the Notes to the extent we deem practicable, we believe that it is in the interest of the Company and its stockholders for the Company to have flexibility upon conversion, should conversions of the Notes occur at times when the Company believes that the sole or primary use of cash for this purpose would be unwise.
Background
On October 22, 2014, the Company issued $143.75 million of the Notes. The Notes are convertible at an initial conversion price of $5.33 per share of common stock, subject to adjustment in certain circumstances. The Company may elect to settle conversions of the Notes in cash, shares of our common stock, or a combination of cash and shares of our common stock. However, there is a conversion share cap contained in the indenture governing the Notes (the “Indenture”) limiting the number of shares issuable upon conversion to 17,733,188 shares (the “Conversion Share Cap”). The Conversion Share Cap was included to comply with NYSE rules (Section 312.03(c) of the NYSE Listed Company Manual) which provide that unless stockholder approval is obtained, we may not issue shares that equal or exceed 20% of our shares outstanding before such issuance.
The 17,733,188 share Conversion Share Cap is equal to approximately 19.99% of the number of shares of our common stock that was outstanding on October 16, 2014, the date the Notes were priced. In order to ensure that shares of our common stock in the full amount of the Conversion Share Cap would be available for conversion settlements under circumstances where there has been material appreciation in the value of our common stock, the Indenture provides that if any Notes are converted prior to stockholder approval of the elimination of the Conversion Share Cap, the Company must pay cash up to the $1,000 principal amount of each Note to be converted. If all issued and outstanding Notes are converted, the cash payment to settle such principal amount would equal $143.75 million in the aggregate. In these circumstances, the Company can only elect to use shares of our common stock to settle conversion obligations for the remainder of the conversion obligation in excess of such principal amount, up to the amount of the Conversion Share Cap.
The Company currently intends to settle its conversion obligations under the Notes in cash, to the extent practicable. We are seeking approval of this proposal to provide us with protection against the risk of being forced to make cash payments upon conversions of the Notes at times when it may be disadvantageous to us to do so. If this proposal is approved, we would have the flexibility to satisfy our conversion obligations in cash, shares or a combination of cash and shares. That flexibility would have been provided for in the terms of the Notes were it not for the NYSE limitations.
Approval of this proposal could result in additional dilution to existing stockholders. The settlement of the principal amount of the Notes in shares upon conversion would result in the issuance of 26,987,697 additional shares of common stock based upon the current conversion price of $5.33 per share, which represents an increase of approximately 9.3 million shares above the Conversion Share Cap. We already have the ability under the terms of the Notes to settle in shares of our common stock the conversion obligations in excess of such principal amount, up to the amount of the Conversion Share Cap. The issuance of shares above the Conversion Share Cap would result in a reduction of the percentage of ownership interest and voting power held by our existing stockholders. Also, the addition of a substantial number of shares of our common stock into the market could significantly and negatively affect the then prevailing market price for our common stock. If stockholders do not approve this proposal, the Conversion Share Cap will remain in the Notes, in which case we would be required to settle the principal amount of our conversion obligations under the Notes in cash.
If this proposal is not approved and the Conversion Share Cap remains in the Notes, the Company’s obligation to satisfy the conversion price in excess of the principal amount is capped at the Conversion Share Cap. In view of the obligation to settle the entire principal amount in cash until stockholder approval is obtained, the conversion share cap of 17,733,188 shares would only be used in its entirety if the stock price reaches $15.53. If the Conversion Share Cap results in the delivery of fewer shares of common stock than we would have been required to deliver but for the Conversion Share Cap, we will not be required to pay any cash or deliver any other consideration in respect of such shortfall. It should be noted that by obtaining stockholder approval of this proposal to eliminate the Conversion Share Cap, the Company would be taking on the conversion price exposure for stock appreciation above the $15.53 level which it does not now have.
None of our officers or directors hold any Convertible Notes.
Description of the Notes
The Notes are unsecured, senior obligations of the Company, that bear interest at a rate of 3.50% per annum, payable in arrears on April 15 and October 15 of each year to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes mature on October 15, 2019, unless converted or repurchased in accordance with their terms prior to such date. The Notes were issued pursuant to an indenture, dated as of October 22, 2014, by and between the Company and Wilmington Trust, National Association, as trustee.
The conversion rate for the Notes is initially 187.7405 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $5.33 per share of Monster’s common stock, and is subject to adjustment in certain circumstances.
The Notes are convertible at the option of holders only under the following circumstances:

(1)
Prior to the business day immediately preceding January 15, 2019, during any calendar quarter, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

(2)
Prior to the business day immediately preceding January 15, 2019, during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price as defined in the Indenture per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of common stock and the conversion rate on each such trading day;

(3)	Prior to the business day immediately preceding January 15, 2019, upon the occurrence of certain corporate events specified in the Indenture; or

(4)	At any time on or after January 15, 2019 until the close of business on the second scheduled trading day immediately preceding the October 15, 2019 maturity date.
Further, holders may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount at maturity of the Notes to be purchased, plus accrued and unpaid interest upon certain fundamental changes as more fully described in the Indenture.
In connection with the issuance of the Notes, the Company entered into a capped call transaction with Bank of America, N.A., an affiliate of one of the initial purchasers of the Notes (the “Capped Call Transaction”). The Capped Call Transaction is expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make for conversions, during the last nine months of the term of the Notes, in excess of the principal amount in the event that the market price of the Company’s common stock is greater than the exercise price of the Notes. The maximum protection (the “cap price”) under the Capped Call Transaction is up to $7.035 per share (subject to certain adjustments), which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on the date of such purchase. If, however, the market price per share of common stock of the Company, as measured under the terms of the Capped Call Transaction, exceeds the cap price, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transaction. In addition, the capped call protection only applies to conversions of the Notes during the last nine months of the term of the Notes.
The terms of the Notes and Capped Call Transaction are complex. The foregoing summary of terms is general in nature and is qualified by reference to the full text of the agreements attached as exhibits to our Current Reports on Form 8-K filed with the SEC on October 17, 2014 and October 22, 2014 (the “8-K Filings”). Stockholders desiring a more complete understanding of the terms of the Notes, the Indenture governing the Notes and the Capped Call Transaction are urged to read the 8-K Filings including the exhibits thereto.
The Board of Directors recommends that you vote “FOR” Proposal No. 3, the authorization of the issuance of additional shares of common stock in settlement of conversion of the Notes.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed in the CD&A in this Proxy Statement. At our annual meeting in 2011, we asked the Company’s stockholders to indicate if we should hold an advisory vote to approve the compensation of the Company’s NEOs every one, two or three years. Consistent with the recommendation of the Board of Directors, the Company’s stockholders indicated their preference to hold an advisory vote to approve the compensation of the Company’s NEOs annually. After consideration of the 2011 voting results and based upon its prior recommendation, the Board of Directors elected to provide the Company’s stockholders the opportunity to vote at the 2015 annual meeting on a non-binding, advisory resolution to approve the compensation of our NEOs set forth in the CD&A, compensation tables and narrative discussion in this Proxy Statement. Accordingly, we ask our stockholders to approve the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion is hereby APPROVED.”
Before voting, we encourage you to review the executive compensation disclosure contained in the CD&A, compensation tables and narrative discussion in this Proxy Statement, which we believe demonstrates the important role our executive compensation practices have played in keeping the Company well positioned to maximize stockholder value during these challenging economic times. As described in the CD&A, we seek to closely align the interests of our NEOs with the interests of our stockholders. Our executive compensation programs are designed to reward our NEOs for the achievement of both near-term and long-term strategic and operational goals, while simultaneously discouraging unnecessary or excessive risk-taking.
Please be advised that the vote on the resolution to approve the compensation of our NEOs set forth in the CD&A, compensation tables and narrative discussion in this Proxy Statement is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future NEO compensation decisions.
The Board of Directors recommends that stockholders vote to approve the compensation of the Company’s NEOs by voting “FOR” this resolution.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 10, 2015 (except as otherwise stated in the footnotes to the table) regarding beneficial ownership of the Company’s common stock by: (1) the named executive officers listed in the “Summary Compensation Table” on page 22; (2) each director of the Company; (3) all directors and executive officers of the Company as a group; and (4) each other person or entity known by the Company to own beneficially more than five percent of the Company’s outstanding common stock. Percentage ownership is based on 91,190,748 shares of common stock outstanding as of April 10, 2015, the record date for the Annual Meeting. Except as otherwise stated in the footnotes to the table, this table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	%

Named Executive Officers
Timothy T. Yates(1)	572,517	*
James M. Langrock(2)	468,898	*
Mark C. Stoever(3)	456,970	*
Lise Poulos(4)	482,918	*
Michael B. McGuinness(5)	90,145	*
Salvatore Iannuzzi(6)	1,921,907	2.1

Non-Employee Directors
John Gaulding(7)	64,556	*
Edmund P. Giambastiani, Jr.(8)	68,327	*
James P. McVeigh(9)	12,000	*
Jeffrey F. Rayport(10)	56,605	*
Roberto Tunioli(11)	63,327	*

All directors and executive officers as a group (11 persons)	4,258,170	4.7

5% Stockholders
BlackRock, Inc.(12)	9,179,710	10.1
Wellington Management Group LLP(13)	7,101,689	7.8
Dimensional Fund Advisors LP(14)	6,757,671	7.4
The Vanguard Group(15)	6,142,989	6.7
Bank of America Corporation(16)	5,300,685	5.8

______________________________

*	Less than 1%.

(1)
The shares beneficially owned by Mr. Yates consist of (A) 475,884 shares of common stock held outright by Mr. Yates, (B) 91,003 shares of common stock held indirectly and (C) 5,630 unvested RSUs that are scheduled to vest within 60 days of April 10, 2015. In accordance with SEC rules, this table excludes 516,893 unvested RSUs held by Mr. Yates that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(2)
The shares beneficially owned by Mr. Langrock consist of (A) 367,648 shares of common stock held outright by Mr. Langrock and (B) 101,250 shares of unvested restricted stock with respect to which Mr. Langrock possesses sole voting power. In accordance with SEC rules, this table excludes 68,750 unvested RSUs held by Mr. Langrock that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(3)
The shares beneficially owned by Mr. Stoever consist of (A) 362,258 shares of common stock held outright by Mr. Stoever, (B) 82,500 shares of unvested restricted stock with respect to which Mr. Stoever possesses sole voting power, (C) 214 shares of common stock held in Mr. Stoever’s 401(k) Plan account and (D) 12,000 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 10, 2015. In accordance with SEC rules, this table excludes 250,000 unvested RSUs held by Ms. Stoever that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(4)
The shares beneficially owned by Ms. Poulos consist of (A) 405,418 shares of common stock held outright by Ms. Poulos and (B) 77,500 shares of unvested restricted stock with respect to which Ms. Poulos possesses sole voting power. In accordance with SEC rules, this table excludes 37,500 unvested RSUs held by Ms. Poulos that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(5)
The shares beneficially owned by Mr. McGuinness consist of (A) 59,983 shares of common stock held outright by Mr. McGuinness, (B) 25,000 shares of unvested restricted stock with respect to which Mr. McGuinness possesses sole voting power and (C) 5,264 shares of common stock held in Mr. McGuinness’ 401(k) Plan account. In accordance with SEC rules, this table excludes 15,000 unvested RSUs held by Mr. McGuinness that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(6)
Mr. Iannuzzi’s share figure is based on Mr. Iannuzzi’s final Form 4 filing on November 6, 2014, reduced to reflect subsequent sale transactions based on information provided to the Company by a brokerage firm acting on Mr. Iannuzzi’s behalf.

(7)
The shares beneficially owned by Mr. Gaulding consist of (A) 31,717 shares of common stock held outright by Mr. Gaulding, (B) 27,209 shares of unvested restricted stock with respect to which Mr. Gaulding possesses sole voting power and (C) 5,630 unvested RSUs that are scheduled to vest within 60 days of April 10, 2015. In accordance with SEC rules, this table (B) excludes 16,893 unvested RSUs held by Mr. Gaulding that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(8)
The shares beneficially owned by Admiral Giambastiani consist of (A) 35,488 shares of common stock held outright by Admiral Giambastiani, (B) 27,209 shares of unvested restricted stock with respect to which Admiral Giambastiani possesses sole voting power and (C) 5,630 unvested RSUs that are scheduled to vest within 60 days of April 10, 2015. In accordance with SEC rules, this table excludes 16,893 unvested RSUs held by Admiral Giambastiani that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(9)
All 12,000 shares are held outright by Mr. McVeigh. In accordance with SEC rules, this table excludes 12,000 unvested RSUs held by Mr. McVeigh that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(10)
The shares beneficially owned by Dr. Rayport consist of (A) 23,766 shares of common stock held outright by Dr. Rayport, (B) 27,209 shares of unvested restricted stock with respect to which Dr. Rayport possesses sole voting power and (C) 5,630 unvested RSUs that are scheduled to vest within 60 days of April 10, 2015. In accordance with SEC rules, this table excludes 16,893 unvested RSUs held by Dr. Rayport that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(11)
The shares beneficially owned by Mr. Tunioli consist of (A) 30,488 shares of common stock held outright by Mr. Tunioli, (B) 27,209 shares of unvested restricted stock with respect to which Mr. Tunioli possesses sole voting power and (C) 5,630 unvested RSUs that are scheduled to vest within 60 days of April 10, 2015. In accordance with SEC rules, this table excludes 16,893 unvested RSUs held by Mr. Tunioli that do not provide voting power and are not scheduled to vest within 60 days of April 10, 2015.

(12)
BlackRock, Inc. may be deemed to beneficially own 9,179,710 shares of our common stock. BlackRock, Inc. has sole voting power with respect to 8,877,196 shares, sole dispositive power with respect to all 9,179,710 shares and does not have any shared voting power or shared dispositive power with respect to any of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022. Information with respect to BlackRock, Inc. was derived from its Schedule 13G/A as filed with the SEC on January 9, 2015.

(13)
Wellington Management Group LLP may be deemed to beneficially own 7,101,689 shares of our common stock. Wellington Management Group LLP has shared voting power with respect to 5,316,567 shares, shared dispositive power with respect to all 7,101,689 shares and does not have sole voting power or sole dispositive power with respect to any of the shares. The address for Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Information with respect to Wellington Management Group LLP was derived from its Schedule 13G as filed with the SEC on February 12, 2015.

(14)
Dimensional Fund Advisors LP may be deemed to beneficially own 6,757,671 shares of our common stock. Dimensional Fund Advisors LP has sole voting power with respect to 6,506,819 shares, sole dispositive power with respect to all 6,757,671 shares and does not have any shared voting power or shared dispositive power with respect to any of the shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Information with respect to Dimensional Fund Advisors LP was derived from its Schedule 13G as filed with the SEC on February 5, 2015.

(15)
The Vanguard Group may be deemed to beneficially own 6,142,989 shares of our common stock. The Vanguard Group has sole voting power with respect to 136,786 shares, sole dispositive power with respect to 6,011,603 shares, shared dispositive power with respect to 131,386 shares and does not have any shared voting power with respect to any of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Information with respect to The Vanguard Group was derived from its Schedule 13G/A as filed with the SEC on February 11, 2015.

(16)
Bank of America Corporation may be deemed to beneficially own 5,300,685 shares of our common stock. Bank of America Corporation has shared voting power and shared dispositive power with respect to all 5,300,685 shares and does not have sole voting power or sole dispositive power with respect to any of the shares. The address for Bank of America Corporation is Bank of America Corporate Center, 100 N Tryon Street, Charlotte, NC 28255. Information with respect to Bank of America Corporation was derived from its Schedule 13G/A as filed with the SEC on February 18, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal 2014 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.
AUDIT MATTERS
The Company incurred professional fees from BDO USA, LLP, its independent registered public accounting firm, and BDO International affiliate firms for the following professional services:
Audit Fees.  Fees in the amount of $2.3 million and $2.0 million in 2014 and 2013, respectively, related to the audits of the Company’s annual financial statements and internal controls; the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q; the review of documents filed with the SEC; and the services that an independent registered public accounting firm would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements, such as consents and statutory audits that non-U.S. jurisdictions require.
Audit-Related Fees.  Fees in the amount of $47,708 in each of 2014 and 2013, primarily related to the audit of the Company’s employee benefit plan.
Tax Fees.  Fees in the amount of $7,101 and $13,421 in 2014 and 2013, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.
Other than as described above, the Company did not incur any fees from BDO USA, LLP or BDO International affiliate firms in 2014 or 2013.
The Company’s Audit Committee has determined that the non-audit services provided by BDO USA, LLP in connection with the years ended December 31, 2014 and 2013 were compatible with the auditors’ independence. Representatives of BDO USA, LLP are expected to participate in the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP will also be available to respond to appropriate questions from stockholders.
Pre-Approval Policies
The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Monster Worldwide, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations.
Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing an opinion on the Company’s internal control over financial reporting.
The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.
In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the Company’s independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees).
With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other items, discussed with BDO USA, LLP, matters relating to BDO USA, LLP’s independence. Additionally, the Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the Independence Standards of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence.
Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.
On the basis of these reviews and discussion, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.
Members of the Audit Committee
Roberto Tunioli, Chairman
John Gaulding
Jeffrey F. Rayport

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Monster adheres to a strict policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Ethics and the Corporate Governance Guidelines, each of which is available through the “Corporate Governance” section of our company website. Our company website is located at www.monster.com/about and the “Corporate Governance” section is located at www.monster.com/about/corporate-governance. The Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director must promptly inform the Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the director must resign from his or her position from the Board of Directors. Directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. In addition, the Company’s legal department, together with outside legal counsel, is responsible for monitoring compliance with this policy. The Company’s Audit Committee is responsible for reviewing any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, and stockholders owning five percent or more of the Company’s outstanding stock.
Since January 1, 2014, we have not been a party to, and we have no plans to be a party to, any transactions considered to be related person transactions.
ANTI-HEDGING AND ANTI-PLEDGING POLICY
In April 2014, upon the recommendation of the Compensation Committee, the Board of Directors adopted an anti-hedging and anti-pledging policy which prohibits our directors and officers from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his or her security holdings, and (iii) purchasing securities on margin or holding securities in a margin account. Because these types of activities could result in a sale of securities at a time when the director or officer has material, inside information, or could create a situation in which a director or officer owns securities without the full risks and rewards of ownership, our Board of Directors believes it prudent to prohibit our directors and officers from entering into these types of transactions.
OTHER BUSINESS
The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.
STOCKHOLDER PROPOSALS
Under the SEC proxy rules, if a stockholder wants the Company to include a proposal in the proxy statement for our 2016 annual meeting of stockholders, the proposal must be received by the Company at 133 Boston Post Road, Building 15, Weston, Massachusetts 02493, Attention: Secretary, no later than December 29, 2015.
In addition, the Company’s by-laws require that any stockholder wishing to make a nomination for director, or wishing to introduce any business, at our 2016 annual meeting of stockholders must give the Company advance notice in accordance with the Company’s by-laws. To be timely, the Company must receive such notice for its 2016 annual meeting of stockholders at its offices mentioned above no earlier than February 12, 2016 and no later than March 13, 2016. Nominations for director must be accompanied by written consent to serving as a director if elected. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

COMMUNICATIONS TO THE BOARD OF DIRECTORS
The Board of Directors maintains a process for stockholders and other interested parties to communicate with the Board of Directors, the Chairman of the Board, all non-management directors as a group, or individual directors as follows. Stockholders and other interested parties who wish to communicate with the Board of Directors, the Chairman of the Board, all non-management directors as a group, or an individual director should direct written correspondence to the Company’s Secretary at its principal office at 133 Boston Post Road, Building 15, Weston, Massachusetts 02493. With respect to any stockholder, any communication must contain (1) a representation that the stockholder is a holder of record of stock of the Company, (2) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (3) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors, the Chairman of the Board, all non-management directors as a group, or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: SECRETARY, 133 BOSTON POST ROAD, BUILDING 15, WESTON, MASSACHUSETTS 02493.

Three Alternate Ways to Vote VOTE BY INTERNET/TELEPHONE/MAIL 24 Hours a Day – 7 Days a Week
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to vote up until 11:59 p.m. Eastern Time the day before the meeting date.
Have your proxy card in hand when you access the web site and follow the instructions.
During The Meeting - Go to www.virtualshareholdermeeting.com/MWW2015
You may attend the Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

MONSTER WORLDWIDE, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern
Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have submitted your vote by Internet or telephone there is no need for you to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M90489-P65030-Z65293	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSTER WORLDWIDE, INC.

The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, and FOR Proposals 2, 3 and 4.

1.	Election of Directors
	Nominees:			For	Against			For	Against	Abstain
	1a.	Edmund P. Giambastiani, Jr.		☐	☐	2.	Ratification of the appointment of BDO USA, LLP as Monster Worldwide, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	1b.	Timothy T. Yates		☐	☐
	1c.	John Gaulding		☐	☐	3.	Authorization of the issuance of additional shares of common stock in settlement of conversion of the 3.50% convertible senior notes due 2019.	☐	☐	☐
	1d.	James P. McVeigh		☐	☐
	1e.	Jeffrey F. Rayport		☐	☐	4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐
	1f.	Roberto Tunioli		☐	☐
						Note:
This proxy will be voted as specified. If no specification is made it will be voted FOR all nominees in Proposal 1, and FOR Proposals 2, 3 and 4. The proxies are authorized to vote in their discretion with respect to other matters that may come before the meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M90490-P65030-Z65293

MONSTER WORLDWIDE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy T. Yates and James M. Langrock, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Monster Worldwide, Inc. to be held on Tuesday, June 9, 2015, at 10:00 a.m., Eastern Time and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, as directed on the reverse side hereof.

Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)